Exhibit 4.D2
                                                                  EXECUTION COPY









                              AMENDED AND RESTATED
                             LOAN PURCHASE AGREEMENT
                               (Holdback Program)

                                   dated as of

                                January 30, 1998

                                     between

                             UNITED RESOURCES, INC.
                                    as Seller

                                       and

                       NATIONAL CONSUMER COOPERATIVE BANK
                                    as Buyer

                                TABLE OF CONTENTS
                                                                           Page
                                                                           ----

                                    ARTICLE I

                                   DEFINITIONS
                                   -----------

SECTION 1.01   Defined Terms . . . . . . . . . . . . . . . . . . . . . . .    1
SECTION 1.02   General Principles Applicable to
               Definitions. . . . . . . . . . . . . . . . . . . . . . . . .  14
SECTION 1.03   Accounting Terms . . . . . . . . . . . . . . . . . . . . . .  14

                                   ARTICLE II

                                 THE COMMITMENT
                                 --------------
SECTION 2.01   Loans Sold and Purchased as of
               Effectiveness Date; Agreement to
               Purchase and Sell Loans . . . . . . . . . . . . . . . . . .   15
SECTION 2.01A  Incremental Purchase . . . . . . . . . . . . . . . . . . . .  18
SECTION 2.02   Agreement to Accept Renewal Notes. . . . . . . . . . . . . .  19

                                   ARTICLE III

                    CLOSING PROCEDURE; CONDITIONS TO PURCHASE
                    -----------------------------------------

SECTION 3.01   Payment  . . . . . . . . . . . . . . . . . . . . . . . . . .  20
SECTION 3.02   Acceptance - Renewal Loans . . . . . . . . . . . . . . . . .  20
SECTION 3.03   Effective Date for each Purchase . . . . . . . . . . . . . .  21
SECTION 3.04   Buyer's Conditions Precedent to
               Acceptance . . . . . . . . . . . . . . . . . . . . . . . . .  21
SECTION 3.05   Additional Delivery Requirements
               for Effectiveness Date . . . . . . . . . . . . . . . . . . .  24
SECTION 3.06   Seller's Conditions Precedent to
               Sale . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26


                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES
                         ------------------------------

SECTION 4.01   Seller's Corporate Representations
               and Warranties . . . . . . . . . . . . . . . . . . . . . . .  27
SECTION 4.02   Seller's Closing Date
               Representations and Warranties with
               respect to Loans . . . . . . . . . . . . . . . . . . . . . .  30
SECTION 4.03   Seller's Renewal Date
               Representations and Warranties  . . . . . . . . . . . . . .   34
SECTION 4.04   Buyer's Representations and
               Warranties . . . . . . . . . . . . . . . . . . . . . . . . .  35

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                                                                           Page
                                                                           ----


SECTION 4.05   Repurchase Upon Breach of Certain
               Representations and Warranties . . . . . . . . . . . . . . .  36


                                    ARTICLE V

                            SERVICING AND COLLECTION
                            ------------------------

SECTION 5.01   Servicing and Collections  . . . . . . . . . . . . . . . . .  37
SECTION 5.02   Documentation and Servicing;
               Maintenance of System and Lien
               Priority . . . . . . . . . . . . . . . . . . . . . . . . . .  37
SECTION 5.03   Lock Boxes . . . . . . . . . . . . . . . . . . . . . . . . .  38
SECTION 5.04   Payment of Guaranty Fees; Periodic
               Payments and Other Amounts . . . . . . . . . . . . . . . . .  38
SECTION 5.05   Applicable Rate. . . . . . . . . . . . . . . . . . . . . . .  38
SECTION 5.06   Access to Certain Documentation and
               Certain Information Regarding the
               Loans  . . . . . . . . . . . . . . . . . . . . . . . . . . .  40

                                   ARTICLE VI

                               SELLER'S COVENANTS
                               ------------------

SECTION 6.01   Covenants. . . . . . . . . . . . . . . . . . . . . . . . . .  41
SECTION 6.02   Special Covenant of Seller . . . . . . . . . . . . . . . . .  45

                                   ARTICLE VII

                    SELLER OBLIGATIONS AND REPURCHASE OPTIONS
                    -----------------------------------------

SECTION 7.01   Purchase of Interest Rate
               Protection  . . . . . . . . . . . . . . . . . . . . . . . .   47
SECTION 7.02   Optional Repurchase of Defaulted
               Loans and after Obligor Default  . . . . . . . . . . . . . .  47
SECTION 7.03   Minimal Balances . . . . . . . . . . . . . . . . . . . . . .  47
SECTION 7.04   Optional Repurchase of Special
               Loans . . . . . . . . . . . . . . . . . . . . . . . . . . .   48
SECTION 7.05   Transfer of Interests  . . . . . . . . . . . . . . . . . . .  48

                                  ARTICLE VIII

                               TERMINATION EVENTS
                               ------------------

SECTION 8.01   Termination Events . . . . . . . . . . . . . . . . . . . . .  49
SECTION 8.02   Consequences of Termination Event  . . . . . . . . . . . . .  50
SECTION 8.03   Remedies of a Secured Party  . . . . . . . . . . . . . . . .  51




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                                                                           Page
                                                                           ----

                                   ARTICLE IX

                                 MISCELLANEOUS
                                 -------------

SECTION 9.01   Further Assurances . . . . . . . . . . . . . . . . . . . . .  52
SECTION 9.02   Indemnities  . . . . . . . . . . . . . . . . . . . . . . . .  52
SECTION 9.03   No Waiver:  Remedies Cumulative. . . . . . . . . . . . . . .  53
SECTION 9.04   Governing Law  . . . . . . . . . . . . . . . . . . . . . . .  53
SECTION 9.05   Consent to Jurisdiction:  Waiver of
               Immunities . . . . . . . . . . . . . . . . . . . . . . . . .  53
SECTION 9.06   Notices  . . . . . . . . . . . . . . . . . . . . . . . . . .  53
SECTION 9.07   Assignment . . . . . . . . . . . . . . . . . . . . . . . . .  53
SECTION 9.08   Capital Markets Funding  . . . . . . . . . . . . . . . . . .  54
SECTION 9.09   Severability . . . . . . . . . . . . . . . . . . . . . . . .  54
SECTION 9.10   Attorney's Fees. . . . . . . . . . . . . . . . . . . . . . .  54
SECTION 9.11   Setoff . . . . . . . . . . . . . . . . . . . . . . . . . . .  54
SECTION 9.12   Limitation on Third Party
               Beneficiaries  . . . . . . . . . . . . . . . . . . . . . . .  54
SECTION 9.13   Term of Agreement. . . . . . . . . . . . . . . . . . . . . .  55
SECTION 9.14   Entire Agreement; Amendment  . . . . . . . . . . . . . . . .  55
SECTION 9.15   Headings . . . . . . . . . . . . . . . . . . . . . . . . . .  55
SECTION 9.16   Counterparts . . . . . . . . . . . . . . . . . . . . . . . .  55

Exhibit A   -  Credit and Collection Policy
Exhibit B   -  Permitted Lockbox Address and Permitted Lockbox Bank
Exhibit C   -  Notice of Assignment
Exhibit D   -  Form of Renewal Note
Exhibit E   -  Form of Notice of Incremental Purchase
Exhibit F   -  Recent Dates for Lien Searches
Exhibit G   -  Corporate and "Doing Business" Names of Seller and
               Guarantor
Exhibit H   -  Information Regarding Litigation, Etc.
Exhibit I   -  Form of Officer's Certificate of Seller
               (Incremental Purchase)
Exhibit J   -  Form of Officer's Certificate of Guarantor
               (Incremental Purchase)

                  AMENDED AND RESTATED LOAN PURCHASE AGREEMENT
                  --------------------------------------------
                               (HOLDBACK PROGRAM)
                               ------------------
                  This LOAN PURCHASE AGREEMENT (Holdback Program) is executed as of January 30, 1998 between UNITED RESOURCES, INC., an Oregon corporation, as Seller ("United Resources" or "Seller") and NATIONAL CONSUMER COOPERATIVE BANK, a financial institution organized under the laws of the United States ("Buyer").

                                    RECITALS
                                    --------

                  WHEREAS, Seller and Buyer entered into a certain Loan Purchase and Servicing Agreement (Holdback Program) dated as of September 28, 1995 and certain amendments thereto as of September 30, 1996 and December 30, 1996 (as amended, the "Original Holdback Agreement"), which provides for United Resources to sell and Buyer to purchase Loans satisfying the terms and conditions of the Original Holdback Agreement and for United Resources to service the Loans sold to Buyer;

                  WHEREAS, simultaneous with the execution of the Original Holdback Agreement, United Grocers, Inc. ("United Grocers" or "Guarantor") entered into a Guaranty Agreement (Holdback Program) (as amended, the "Original Holdback Guaranty Agreement") with Buyer, wherein Guarantor provides to Buyer certain guaranties with respect to the Loans;

                  WHEREAS, United Resources, United Grocers and Buyer desire to make a number of significant changes to the Original Holdback Agreement and the Original Guaranty Agreement;

                  WHEREAS, United Resources and Buyer have determined to enter into this Amended and Restated Loan Purchase Agreement (Holdback Program) (this "Agreement") to reflect and govern such changed program; and

                  WHEREAS, Buyer currently owns Loans purchased under the Original Holdback Agreement and may purchase additional Loans pursuant to the terms and conditions set forth in this Agreement.

                  NOW, THEREFORE, for full and fair consideration, the parties hereto agree that this Amended and Restated Loan Purchase Agreement (Holdback Program) shall read as follows:

                                    ARTICLE I

                                   DEFINITIONS
                                   -----------

                  SECTION 1.01 Defined Terms. The following terms, as used herein, have the following meanings:

                  "Additional Loan" shall mean that certain loan sold by United Resources to NCB in an Incremental Purchase on September 30, 1996, which Additional Loan satisfied the Loan eligibility

30, 1996, which Additional Loan satisfied the Loan eligibility requirements set forth in Section 4.02 of this Agreement on the applicable Closing Date.

                  "Affiliate" shall mean, with respect to a Person, any other Person (or group of related Persons) which (i) directly or indirectly controls, is controlled by or is under common control with, such Person, or (ii) directly or indirectly owns more than 5% of such Person's voting stock, or (iii) is a director or officer of such Person. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

                  "Aggregate Exposure" shall mean, for any Obligor Group, an amount, without duplication, equal to the sum of (i) the aggregate Principal Balance of all Loans with respect to which any member of such Obligor Group is an Obligor or Loan Guarantor and (ii) the aggregate outstanding principal amount of all promissory notes and evidences of indebtedness which are owed or guaranteed by any member of the related Obligor Group to or for the benefit of Buyer or which give Buyer exposure to the credit of any member of the related Obligor Group.

                  "Applicable Rate" shall mean, for each Loan, during each Interest Accrual Period, a per annum rate of LIBOR determined on the related LIBOR Determination Date calculated on the basis of actual days elapsed and a 360-day year, plus (i) for each First Delivery Loan, 140 basis points and (ii) for each Second Delivery Loan, 170 basis points.

                  "Available Funds" shall mean Collections, Principal Prepayments, Payaheads, Net Liquidation Proceeds, Insurance Proceeds, Guaranty Payments and Repurchase Proceeds.

                  "Bank Act" shall mean the National Consumer Cooperative Bank Act, 12 U.S.C. ss.ss. 3001-3051, and any regulations and policies adopted thereunder.

                  "Business Day" shall mean any day other than Saturday, Sunday and a day on which banks in Washington, D.C. are authorized to close.

                  "Buyer" or "NCB" shall mean National Consumer Cooperative Bank, a financial institution organized under the laws of the United States, and its Successors and assigns.

                  "Cash Interest Expense" shall mean, for any period, gross interest expense for such period determined in accordance with U.S. GAAP.

                  "Closing Date" shall mean the date of each Incremental
Purchase.

                  "Code" means the Internal Revenue Code of 1986, as amended from time to time.

                  "Collateral" shall mean all or any portion of the collateral, whether real or personal, tangible or intangible, or otherwise, pledged by any Obligor or Loan Guarantor to secure repayment of its Loan and the related Note (other than Seller's capital stock and patronage dividends).

                  "Collections" shall mean any and all amounts received from or on behalf of the Obligors in respect of Loans and related Notes or Related Documents during any applicable Due Period regardless of how received and including, without limitation, receipt of Monthly Payments and payments from guarantors.

                  "Consolidated Net Worth" shall mean, with respect to any Person, as of any date of determination, the consolidated balance sheet "net worth" of such Person determined in accordance with U.S. GAAP.

                  "Controlled Group" means, with respect to any Person, all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which together with such Person are treated as a single employer under Section 414(b) or 414(c) of the Code.

                  "CPLTD" shall mean, with respect to any Person, as of any date, that portion of such Person's long-term Debt (that is, Debt with a term of greater than one year) which matures and is due and payable within one year.

                  "Credit and Collection Policy" means, with respect to Seller and Servicer, the credit, collection, enforcement and other policies and practices of the Seller, relating to Loans, related Notes and Related Documents existing on the Effectiveness Date and as set forth in Exhibit A hereto, as the same may be modified from time to time with the consent of the Buyer, which consent will not he unreasonably withheld.

                  "Credit Agreement" shall mean the secured lending facility dated as of September 15, 1997, by and among United Grocers, the Credit Providers and Bank of America National Trust and Savings Association, as Administrative Agent for the Credit Providers.

                  "Credit Providers" shall mean the financial institutions party to the Credit Agreement.

                  "Cut-Off Date" shall mean the first (1st) day of the month in which each Incremental Purchase occurs.

                  "Debt" of any Person means at any date, without duplication,
(i) all items of indebtedness or liability (except capital, surplus, deferred credits and reserves, as such) which, in accordance with U.S. GAAP, would be included in determining total liabilities as shown on the liability side of a balance sheet as of the date as of which indebtedness is determined, (ii) indebtedness secured by any Lien, whether or not such indebtedness shall have been assumed, (iii) any other indebtedness or liability for borrowed money or for the deferred purchase price of property or services for which such person is directly or contingently liable as obligor, guarantor, or otherwise, or in respect of which such Person otherwise assures a creditor against loss, and (iv) any other obligations of such Person under Capital Leases. For all purposes of this Agreement, the Debt of any Person shall include all recourse Debt of any partnership or joint venture formed as a partnership where such Person is a general partner or is otherwise liable for the Debt of such partnership or joint venture.

                  "Defaulted Loan" shall mean, as of any date, a Loan with respect to which any of the following has occurred: (a) there has occurred an Obligor Default with respect to such Loan and such Obligor Default has been continuing for a period of 10 days, or (b) the Obligor under such Loan has sought protection under the United States Bankruptcy Code or is the subject of an involuntary bankruptcy.

                  "Due Date" shall mean the day of the month on which the Monthly Payment is due from the Obligor on a Loan.

                  "Due Period" shall mean, with respect to any Payment Date, the calendar month preceding the month in which such Payment Date occurs.

                  "EBITDA" means, for any Person, for any period, the consolidated net income (or net loss) of such Person for such period as determined in accordance with U.S. GAAP, plus (a) the sum of (i) depreciation expense, (ii) amortization expense, (iii) Cash Interest Expense plus the amount of amortized debt discount deducted in determining Cash Interest Expense and fees, (iv) total income tax expense, and (v) extraordinary or unusual losses (and other after-tax losses on sales of assets outside of the ordinary course of business and not otherwise included in U.S. GAAP extraordinary or unusual losses), less (b) the sum of (i) extraordinary or unusual gains (and other after tax gains on sales of assets outside of the ordinary course of business and not otherwise included in U.S. GAAP extraordinary or unusual gains) of the Person for such period and (ii) the net income (or loss) of any Person that is accounted for by the equity method of accounting, except to the extent of the amount of dividends or distributions paid to such Person.

                  "Effectiveness Date" shall mean January 30, 1998.

                  "Eligible Loan" shall mean a Loan as to which each applicable representation and warranty in Section 4.02 is true and accurate on the applicable Closing Date.

                  "Environmental Laws" means all federal, state and local statutes, regulations, ordinances, and requirements, now or hereafter in effect, pertaining to environmental protection, contamination or cleanup, including without limitation (i) the Federal Resource Conservation and Recovery Act of 1976 (42 U.S.C. ss. 6901, et seq.), (ii) the Federal Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. ss. 9601 et seq.), (iii) the Federal Hazardous Materials Transportation Control Act (49 U.S.C. ss. 1801, et seq.) , (iv) the Federal Clean Air Act (42 U.S.C. ss. 7401, et seq.) , (v) the Federal Water Pollution Control Act, Federal Clean Water Act (33 U.S.C. ss. 1251 et seq.), (vi) the Federal Insecticide, Fungicide, and Rodenticide Act, Federal Pesticide Act (7 U.S.C. ss. 136, et seq.), (vii) the Federal Toxic Substances Control Act (15 U.S.C. ss. 2601 et seq.), and (viii) the Federal Safe Drinking Water Act (42 U.S.C. ss. 300f et seq.), all as now or hereafter amended.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

                  "Existing Guaranty" shall mean the "Guaranty" provided by the Guarantor in accordance with Article VII of the Existing Loan Purchase Agreement.

                  "Existing Loan Purchase Agreement" shall mean the Amended and Restated Loan Purchase Agreement (Existing Program) dated as of January 30, 1998, by and among United Resources, Inc., as seller, Grocers, Inc., as guarantor, and NCB, as buyer, as the same may be amended and supplemented from time to time.

                  "First Delivery Loans" shall mean the loans (including the Additional Loan) sold and transferred by Seller to Buyer pursuant to the Original Holdback Agreement on or before September 30, 1996.

                  "Government Approval" means an approval, permit, license, authorization, certificate or consent of any Governmental Authority.

                  "Governmental Authority" means the government of the United States or any State or any foreign country or any political subdivision of any thereof or any branch, department, agency, instrumentality, court, tribunal or regulatory authority which constitutes a part or exercises any sovereign power of any of the foregoing.

                  "Guarantor" shall mean United Grocers, Inc., an Oregon corporation, or its successors or assigns.

                  "Guarantor Default" shall have the meaning set forth in
Section 5.01 of the Guaranty Agreement.

                  "Guaranty" shall mean the first loss guaranty of Liquidation Losses provided by Guarantor in accordance with the Guaranty Agreement.

                  "Guaranty Agreement" means the Amended and Restated Guaranty Agreement (Holdback Program) dated as of January 30, 1998, by and between Buyer and Guarantor, as the same may be amended and supplemented from time to time.

                  "Guaranty Amount" shall have the meaning given in the Guaranty Agreement.

                  "Guaranty Collateral" shall mean the collateral in which the Guarantor grants a security interest in favor of the Buyer pursuant to Section
2.03 of the Guaranty Agreement.

                  "Guaranty Fee" shall have the meaning given in Section 2.02 of the Guaranty Agreement.

                  "Guaranty Payments" shall mean the amounts paid by Guarantor to the Buyer pursuant to the Guaranty or the Repurchase Guaranty, as applicable.

                  "Hazardous Substances" means any substance or material defined or designated as hazardous or toxic waste, hazardous or toxic material, a hazardous, toxic or radioactive substance, or other similar terms, by any federal, state or local environmental statute, regulation or ordinance presently in effect, including but not limited to the Environmental Laws.
                  "Incremental Purchase" shall have the meaning ascribed to such term in Section 2.01A hereof.

                  "Insurance Proceeds" shall mean proceeds paid by any insurer pursuant to any insurance policy covering a Loan or Collateral, including but not limited to title, hazard, life, health and/or accident insurance policies.

                  "Interest Accrual Period" shall mean, with respect to each Payment Date, the period commencing on the first day of the month preceding such Payment Date and ending on the last day of the month preceding such Payment Date, except that, with respect to the first Payment Date, the initial Interest Accrual Period shall commence on the Initial Closing Date.

                  "LIBOR" shall mean, for any Interest Accrual Period, the reserve-adjusted London interbank rate for one-month Euro-Dollar deposits determined by the Buyer for each interest Accrual Period in accordance with the provisions of Section 5.09.

                  "LIBOR Determination Date" shall mean the second Business Day prior to the commencement of each Interest Accrual Period.

                  "Lien" means for any Person, any security interest, pledge, mortgage, charge, assignment, hypothecation, encumbrance, attachment, garnishment, execution or other voluntary or involuntary lien upon or affecting the revenues of such Person or any real or personal property in which such Person has or hereafter acquires any interest.

                  "Liquidated Loan" shall mean any Defaulted Loan as to which NCB has determined that all amounts which it reasonably and in good faith expects to recover have been recovered from or on account of such Loan; provided, however, that a Defaulted Loan which has not been determined to have become a Liquidated Loan within three months after becoming a Defaulted Loan shall be deemed a Liquidated Loan on the third month anniversary date of such Loan becoming a Defaulted Loan. A Loan deemed to be a Liquidated Loan shall be due and payable on the date on which such Loan so deemed.

                  "Liquidation Losses" shall mean, with respect to any Liquidated Loan, on any date of determination, the amount by which (A) the sum of (i) the Principal Balance of such Loan, (ii) accrued and unpaid interest thereon at the Applicable Rate and (iii) unreimbursed reasonable fees and expenses incurred by NCB in servicing the liquidation of such Defaulted Loan, exceeds (B) the Net Liquidation Proceeds and Insurance Proceeds thereon, if any.

                  "Liquidation Proceeds" shall mean, cash, other than Insurance Proceeds, and any other amounts received in connection with the liquidation of Defaulted Loans and related Collateral, whether through trustee's sale, foreclosure sale or otherwise.

                  "Loan" shall mean each loan originated by Seller in the ordinary course of its business and sold and transferred (in its entirety or through a participation interest therein) to the Buyer pursuant to this Agreement, together with the rights and obligations of a holder thereof, payments thereon and proceeds therefrom, the Loans subject to this Agreement being identified on the Loan Schedule. "Loan" shall consist of First Delivery Loan and Second Delivery Loan and also include any Renewal Loan accepted by the Buyer under this Agreement. "Loan" shall also include a Loan sold and transferred by Seller under the Original Holdback Agreement and owned by Buyer on the Effectiveness Date.

                  "Loan File" means the documents pertaining to a Loan, including the related Note and Related Documents delivered to the Buyer or its agent in accordance with Section 2.01 of this Agreement in connection with the sale of the Loan by Seller and the Renewal Note and Related Documents delivered to the Buyer pursuant to Section 2.02 of this Agreement.

                  "Loan Guarantor" shall mean any Person who (i) guarantees an Obligor's payment and/or other obligations under any Loan, (ii) co-signs, or is a co-maker on, the related Note, or (iii) otherwise supports, either in a primary or secondary position, an Obligor's obligations with respect to a Loan, the related Note or other Related Documents.

                  "Loan Interest Rate" shall mean, with respect to any date of determination, the then applicable annual rate of interest borne by a Loan, pursuant to its terms, which, as of the applicable Closing Date, is shown on the Loan Schedule.

                  "Loan Schedule" shall mean, the schedule of Loans delivered to the Buyer at the time of each Incremental Purchase, such schedule identifying each Loan to be purchased in such Incremental Purchase by the name and address of the Obligor (and, if different from such address, the location of the grocery store to which such Loan relates) and the following information with respect to each such Loan: (i) the Principal Balance as of the close of business on the applicable Closing Date, (ii) if a participation interest in such Loan is being purchased hereunder, the percentage participation interest being purchased,
(iii) the account number on Seller's records, (iv) the original principal amount of the Loan, (v) the date the Loan was made and original number of months to maturity and the remaining number of months to maturity as of the applicable Cut-Off Date, (vi) the Loan Interest Rate as of the applicable Cut-Off Date and whether fixed or variable, (vii) when the first Monthly Payment was due, (viii) the Monthly Payment as of the applicable Cut-Off Date, (ix) the remaining number of months in the amortization period as of the applicable Cut-Off Date, (x) if the Loan has a variable Loan Interest Rate, the margin which is added to the Prime Rate or LIBOR, as applicable, to determine the Loan Interest Rate, and the maximum and minimum Loan Interest Rates, if applicable, the Loan Interest Rate adjustment frequency and the Loan payment adjustment frequency, (xi) amortization method and period, (xii) the Aggregate Exposure which relates to such Loan, (xiii) whether such Loan has Renewal Loan provisions, and (xiv) whether such Loan is secured by real estate Collateral.

                  "MAI" shall mean Member of the American Institute of Real Estate Appraisers.

                  "Minimum Documentation" means, with respect to a Loan secured by real estate Collateral, (i) a certification of Seller as to the assessed value of the related mortgaged property (which certification shall be based on a tax assessment dated no later than 9 months before the Closing Date on which such Loan first purchased by Buyer), (ii) a completed environmental questionnaire in the form prescribed by Seller and acceptable to Buyer, and
(iii) copies of any title search or report prepared by an attorney or title company relating to the mortgaged property.

                  "Maximum Purchase Amount" shall mean (i) with respect to First Delivery Loans, $14,000,000, and (ii) with respect to Second Delivery Loans, $10,000,000, unless otherwise increased or reduced by the parties hereto.

                  "Monthly Interest Amount" shall have the meaning given in
Section 5.04(c).

                  "Monthly Payment" shall mean the monthly payment of principal and/or interest required to be made by an Obligor on the related Loan pursuant to the terms of the related Note.

                  "Multiemployer Plan" shall mean, for any Person, a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA which is or was at any time during the current year or the immediately preceding five years contributed to by such Person or any member of a Controlled Group on behalf of its employees and which is covered by Title V of ERISA.

                  "Net Liquidation Proceeds" shall mean Liquidation Proceeds net of (i) any reimbursements to Buyer made therefrom for any expenses incurred in liquidation loans and (ii) amounts required to be released to the related Obligor pursuant to applicable law.

                  "New Origination Guaranty Agreement" shall mean the Guaranty Agreement (New Origination Program) dated as of January 30, 1998, by and between Guarantor and NCB, as the same may be amended from time to time.

                  "New Origination Guaranty" shall mean the "Guaranty" provided by Guarantor in accordance with the New Origination Guaranty Agreement.

                  "New Origination Loan Agreement" shall mean the Loan Origination and Purchase Agreement dated as of January 30, 1998, by and between United Resources, as seller, and NCB, as buyer, as the same may be amended and supplemented from time to time.

                  "Note" shall mean any promissory note evidencing the indebtedness of an Obligor under a Loan, and shall include a Renewal Note accepted by the Buyer under this Agreement.

                  "Notice of Assignment" shall mean a Notice of Assignment executed by Seller in substantially the form of the annexed Exhibit C.

                  "Obligor" shall mean the Person or Persons primarily obligated to repay the Loan and the indebtedness evidenced by the related Note including, without limitation, all Persons executing such Note (regardless of whether they have also executed all subsequent extension agreements relating to such Note).

                  "Obligor Default" shall mean (a) the failure by a Obligor to pay when due (whether a Monthly Payment, at maturity, upon required prepayment, acceleration, demand or otherwise) the Loan and the indebtedness evidenced by related Note or any Related Document, or any interest or premium thereon which failure continues after the applicable grace period, if any, specified in such Note or Related Document relating to such Loan; or (b) the failure by an Obligor to perform any term or covenant on its part to be performed under any Loan, related Note or Related Document which failure continues after the applicable

Related Document which failure continues after the applicable grace period, if any, specified in the Note or Related Document, if the effect of such failure to perform is to accelerate or to permit the acceleration of the maturity of the indebtedness evidenced by such Note or Related Document; or (c) the occurrence of an event or condition whereby the indebtedness related to the Loan of any obligor shall be declared to be due and payable or required to be prepaid (other than by regularly scheduled required prepayment) prior to the stated maturity thereof.

                  "Original Holdback Agreement" shall have the meaning given in the Recitals hereto.

                  "Obligor Group" shall include an Obligor and any of its Affiliates and Subsidiaries.

                  "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

                  "Payaheads" shall mean, with respect to a Due Period, any amounts received on a Loan in excess of the Monthly Payment due on the Due Date relating to such Due Period which does not constitute either a Principal Prepayment or payment with respect to an overdue amount. Payaheads are payments of principal for purposes of this Agreement.

                  "Payment Date" shall mean the twenty second (22nd) day of each calendar month unless such day is not a Business Day, in which event, "Payment Date" shall mean the next succeeding Business Day.

                  "Pension Plan" means, for any Person, an "employee pension benefit plan" (as such term is defined in ERISA) from time to time maintained by such Person, any Subsidiary of such Person, or a member of the Controlled Group of such Person.

                  "Periodic Payment" shall have the meaning given in Section
5.04.

                  "Permitted Lockbox" shall mean a post office box or other mailing location identified on Exhibit B to this Agreement maintained by a Permitted Lockbox Bank for the purpose of receiving payments made by the Obligors or such other post office box or mailing location as Buyer may designate from time to time.

                  "Permitted Lockbox Bank" shall mean a bank identified on Exhibit B to this Agreement or such other bank as Buyer may designate from time to time.

                  "Person" means an individual, a corporation, a partnership, an association, a trust or other entity or organization, including a government or political subdivision or any agency or instrumentality thereof.

                  "Plan" shall mean, for any Person, at any time, an employee pension benefit plan, other than a Multiemployer Plan, which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code and is either (i) maintained by such Person, any Subsidiary of such Person or any member of a Controlled Group for employees of such Person or any member of such Controlled Group or (ii) maintained pursuant to collective bargaining agreement or other arrangement under which more than one employer makes contributions and to which such Person or any member of a Controlled Group is then making or accruing an obligation to make contributions or has within the preceding five (5) plan years made contributions.

                  "Primary Collateral" shall mean that portion of the Collateral in which Seller had, prior to the sale and assignment hereunder, first priority perfected security interests; provided that real estate Collateral shall not be considered Primary Collateral unless the related Loan has Minimum Documentation.

                  "Prime Rate" shall mean the "Prime Rate" from time to time published in the "Money Rates" section of the Wall Street Journal; provided, however, that if such rate is not published in the Wall Street Journal, the Prime Rate shall be a substantially comparable index selected by Seller and approved by the Buyer.

                  "Principal Balance" shall mean, with respect to any Loan, at any date of determination, (i) the principal balance of the Loan (or if a participation interest in such Loan is being purchased hereunder, the product of
(a) the percentage applicable participation interest specified with respect to such Loan in the applicable Loan Schedule times (b) the principal balance of the
Loan) outstanding as of the applicable Cut-Off Date, after application of the principal payments received on or before such date, minus (ii) the sum of (a) the principal portion of the Monthly Payments received during each Due Period ending prior to the most recent Payment Date, which were distributed pursuant to
Section 5.04 on any previous Payment Date, and (b) all Principal Prepayments, Payaheads, Insurance Proceeds, Net Liquidation Proceeds, Guaranty Payments, payments under the Existing Guaranty and New Origination Guaranty and Repurchase Proceeds to the extent applied by NCB as recoveries of principal which were distributed pursuant to Section 5.04 on any previous Payment Date.

                  "Principal Prepayment" shall mean any payment or other recovery of principal on a Loan equal to the Principal Balance thereof, received in advance of the final scheduled Due Date which is intended to satisfy a Loan in full. Principal Prepayment shall also include, with respect to a Loan that has provisions for renewal, all or any portion of the Principal Balance of the related Note that is greater than the Renewal Balance, if any.

                  "Prior Note" shall have the meaning given in the definition of "Renewal Note".

                  "Property" shall mean the Loans, the related Notes, Related Documents, Collateral pledged to secure the Loans, and other rights, title and interest of Seller conveyed and sold pursuant to Section 2.01(a) or conveyed and accepted by Buyer pursuant to Section 3.02 hereof.

                  "Purchase Price" shall have the meaning given in Section 3.01.

                  "Rating Agency" shall mean Standard & Poor's Corporation, Moody's Investors Service, Inc., or any Successor of either, or any other nationally recognized rating agency.

                  "Related Documents" shall mean with respect to each Loan and related Note, a loan agreement, a security agreement, a mortgage, an assignment of lease and all other documents, instruments or assignments (including amendments or modifications thereof) executed by the Obligor or other Person on Obligor's behalf in respect of such Loan and related Note, including, without limitation, general or limited guaranties.

                  "Renewal Balance" shall mean for each Renewal Note, the Principal Balance evidenced thereby on its Renewal Date.

                  "Renewal Date" shall have the meaning given in the definition of "Renewal Note."

                  "Renewal Loan" shall mean a loan evidenced by a Renewal Note.

                  "Renewal Note" shall mean a Note accepted by Buyer (i) which is substantially in the form of the annexed Exhibit D (ii) which is executed by all of the Obligors and Loan Guarantors of a note related to a Loan previously sold to Buyer ("Prior Note") which Prior Note was to be paid in full on the date the Renewal Note first becomes effective ("Renewal Date"); (iii) which evidences an obligation to repay a principal amount equal to or less than the principal amount required to be paid by the Obligor under the Prior Note on the Renewal Date; (iv) which provides for monthly principal payments in amounts not less than the monthly principal payments required pursuant to the terms of the Prior Note; (v) which provides that on and after the first Renewal Date after the purchase by the Buyer hereunder, the related Loan will fully amortize over the remaining term to maturity; and (vi) which remains subject to and secured by all of the Related Documents applicable to the Prior Note (as the same may be amended and restated by the terms of the Renewal Note).

                  "Repurchase Amount" shall mean the amount set forth as such in
Section 2.01(e).

                  "Repurchase Guaranty" shall mean the guaranty of Seller's repurchase obligation provided by Guarantor pursuant to the Guaranty Agreement.

                  "Repurchased Loans" shall mean all Loans purchased by or on behalf of Seller, whether through a payment of Repurchase Proceeds by Seller pursuant to Sections 2.01(e), 2.02(c), 3.02, 4.05, 7.02, 7.03, 7.04 and 8.02, or
through a payment by the Guarantor on its Repurchase Guaranty pursuant to the Guaranty Agreement.

                  "Repurchase Proceeds" shall mean the amounts received from Seller with respect to a Repurchased Loan.

                  "Responsible Officer" shall mean when used with respect to the Buyer, Guarantor or Seller, the chairman of the Board of Directors, any vice chairman of the Board of Directors, the chairman of the executive committee, any vice chairman of the executive committee, the president, any vice president (whether or not designated by numbers or words added before or after the title "vice president"), the secretary, the treasurer, any assistant treasurer, or any other officer or assistant officer of the Buyer, Guarantor or Seller customarily performing functions similar to those performed by the Persons who at the time shall be such officers, respectively.

                  "Second Delivery Loans" shall mean the loans sold and transferred by Seller to Buyer pursuant to the Original Holdback Agreement or this Agreement on and after December 30, 1996.

                  "Security Documents" shall have the meaning given in the Credit Agreement.

                  "Seller" shall mean United Resources, Inc., an Oregon corporation, and its Successors and assigns.

                  "Subsidiary" shall mean, with respect to any Person, any corporation, limited liability company or partnership directly or indirectly controlled by such Person. For the purposes of this definition, "controlled by" shall mean the possession, directly or indirectly of the power to direct or cause the direction of the management and policies of such Subsidiary, whether through the ownership of voting securities, by contract or otherwise.

                  "Successor" means, for any corporation or banking association, any successor by merger or consolidation, or by acquisition of substantially all of the assets of the predecessor.

                  "Termination Date" shall mean the first date on which (i) all Loans shall have been paid in full or, (ii) all Loans shall have been repurchased by or on behalf of Seller pursuant to Section 2.01(e), 2.02(c), 3.02, 4.05, 7.02, 7.03 or 8.02 hereof or pursuant to the Guaranty Agreement.

                  "Termination Event" shall have the meaning given in Section 8.01.

                  "Unfunded Vested Liability" shall mean, with respect to any Person and any Plan, at any time, the amount (if any) by which (a) the present value of all vested nonforfeitable benefits under such Plan exceeds (b) the fair market value of all Plan assets allocable to such benefits, all determined as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a potential liability of such Person, any Subsidiary or any member of the Controlled Group to the PBGC of the Plan under Title IV of ERISA.

                  "U. S. GAAP" has the meaning specified in Section 1.03.

                  SECTION 1.02 General Principles Applicable to Definitions. Definitions given in Section 1.01 shall be equally applicable to both singular and plural forms of the terms therein defined and references herein to "he" or "it" shall be applicable to Persons whether masculine, feminine or neuter. References herein to any document including, without limitation, this Agreement, a Loan, a Note and a Related Document shall be deemed a reference to such document as it now exists, and as, from time to time hereafter, the same may be amended.

                  SECTION 1.03 Accounting Terms. Except as otherwise provided herein, accounting terms not specifically defined shall be construed, and all accounting procedures shall be performed, in accordance with generally accepted United States accounting principles ("U.S. GAAP") consistently applied.

                               [End of Article I]

                                   ARTICLE II

                                 THE COMMITMENT
                                 --------------

                  SECTION 2.01 Loans Sold and Purchased as of Effectiveness Date; Agreement to Purchase and Sell Loans. (a) Seller and Buyer acknowledge that prior to the Effectiveness Date, under the terms of the Original Holdback Agreement, Seller did assign, sell, set-over, transfer and otherwise convey, and Buyer did purchase Loans and that such Loans and related property identified on the Loan Schedule are owned by Buyer as of the Effectiveness Date. At the time of each Incremental Purchase pursuant to Section 2.01A hereof, Seller does hereby assign, sell, set-over, transfer and otherwise convey to the Buyer, without recourse (but subject to Seller's covenants, representations, warranties and indemnities specifically provided herein), all of Seller's right, title and interest in, to and under (i) each Loan purchased on the date of such incremental Purchase and any and all monies of whatsoever nature payable pursuant to each such Loan after the applicable Cut-Off Date, including payments on the related Note, all Insurance Proceeds, any Net Liquidation Proceeds, other Collections, and any other amounts payable in connection with the termination of such Loan, (ii) all rights, powers, and remedies of Seller under or in connection with each such Loan, whether arising under the terms of such Loan, by statute, at law or in equity, or otherwise arising out of any default by the Obligor under such Loan, including all rights to exercise any election or option or to make any decision or determination or to give or receive any notice, consent, approval or waiver thereunder, (iii) all security interests and lien rights of Seller in each item of Collateral pledged to secure any such Loan, all additions, alterations, accessions or modifications thereto or replacement of any part thereof, and all intangibles and other rights associated with the Collateral, (iv) all rights of Seller under each Related Document, in each case as the same may be modified, amended, supplemented or restated from time to time, (v) all documents of title, books and records concerning the foregoing property (including all computer programs, tapes, disks and related items containing any such information), and (vi) all proceeds, products, rents or profits of the foregoing of any nature whatsoever, including all Insurance Proceeds and Net Liquidation Proceeds (with each Renewal Loan, related Renewal Note and Related Documents conveyed by Seller and accepted by Buyer pursuant to
Section 3.02 hereof, collectively, the "Property"). The foregoing transfer, sale, assignment and conveyance does not constitute and is not intended to result in the creation, or an assumption by the Buyer, of any obligation of Seller or any other Person in connection with any Loan, the related Note, Related Documents or Collateral or under any agreement or instrument relating thereto, including any obligation to any Obligor.

                  (b) In connection with each transfer, sale and assignment of Loans, the Buyer hereby directs Seller to deliver to the Buyer as of the date of each Incremental Purchase the Loan Files with respect to the Loans transferred and sold on the date of each such Incremental Purchase, which shall include, but not be limited to, the following:

                           (i) the original Notes, endorsed by Seller as follows: "Pay to the order of National Consumer Cooperative Bank, without recourse" and signed by a Responsible Officer of Seller, with all prior and intervening endorsements showing a complete chain of endorsement from the originator to Seller, if Seller was not the originator, together with all originals or copies of Renewal Notes in Seller's possession;

                           (ii) executed original counterparts of the Related Documents, together with executed originals of all modifications or amendments thereof;

                           (iii) irrevocable power of attorney of Seller to the Buyer to execute, deliver, file, record or otherwise deal with the Collateral for the Loans in accordance with this Agreement;

                           (iv) documents evidencing or related to any insurance policies; and

                           (v) with respect to Loans secured by mortgages on real property, Buyer shall have received (A) either: (i) the original mortgage, with evidence of recording thereon, (ii) a copy of the mortgage certified as a true copy by a Responsible Officer of Seller where the original has been transmitted for recording until such time as the original is returned by the public recording officer or duly licensed title or escrow officer or (iii) a copy of the mortgage certified by the public recording office in those instances where the original recorded mortgage has been lost; (B) either: (i) the original assignment of mortgage from Seller endorsed as follows: "National Consumer Cooperative Bank," with evidence of recording thereon (provided, however, that where permitted under the laws of the jurisdiction wherein the mortgaged property is located, the assignment of mortgage may be effected by one or more blanket assignments for Loans secured by mortgaged properties located in the same county), or
         (ii) a copy of such assignment of mortgage certified as a true copy by a Responsible Officer of Seller where the original has been transmitted for recording (provided, however, that where the original assignment or mortgage is not being delivered to the Buyer, each such Responsible Officer may complete one or more blanket certificates attaching copies of one or more assignments of mortgage relating to the mortgages originated by Seller); and (C) either: (i) originals of all intervening assignments, if any, showing a complete chain of title from the originator to Seller, including warehousing assignments, with evidence of recording thereon if such assignments were recorded,
         (ii) copies of any assignments certified as true copies by a Responsible Officer of Seller where the originals have been submitted for recording until such time as the originals are returned by the public recording officer, or (iii) copies of any assignments certified by the public recording office in any instances where the original recorded assignments have been lost; and (D) all available documentation relating to appraisals and environmental surveys.

                  (c) In addition, concurrently with or prior to each Incremental Purchase, Seller agrees to cause any UCC-1 financing statements, UCC-3 assignments or other instruments necessary to perfect the ownership or security interests granted and assigned by Seller to the Buyer in the Loans and other Property transferred and sold on the date of each such Incremental Purchase (other than UCC-1 financing statements naming the Obligors under the Loans as debtors) to be filed or recorded in all such appropriate places as are required to protect the Buyer's interest in such Loans and such other Property, and to deliver a file-stamped copy of such financing statements or other evidence of such filings to the Buyer. Seller and Buyer agree that with respect to each Loan, Related Document and item of Primary Collateral, Seller will make all filings and take all such other actions necessary to perfect Buyer's first priority security interest therein, and, with respect to each item of Collateral which is not Primary Collateral, Seller will make all filings and take all such other actions necessary to perfect Buyer's security interest therein to the same level of priority enjoyed by the Seller at the time of the Incremental Purchase of the related Loan.

                  (d) It is the intention of the parties to this Agreement that each conveyance of Seller's right, title and interest in and to the Property pursuant to this Agreement shall constitute a purchase and sale and not a loan. If, notwithstanding the foregoing, the conveyance of the Property to the Buyer hereunder is characterized by any third party as a pledge, the parties intend that Seller shall be deemed hereunder to have granted to the Buyer a first priority perfected security interest in all of Seller's right, title and interest in, to and under the Loans, the Notes, the related Collateral and Related Documents, and all monies due or to become due with respect thereto after the applicable Cut-Off Date, and that this Agreement shall constitute a security agreement under applicable law.

                  (e) If the Buyer determines that any document or documents constituting a part of a Loan File are missing or defective (that is, mutilated, damaged, defaced, incomplete, improperly dated, clearly forged or otherwise physically altered) with respect to any Loan in any respect which materially and adversely affects the interests of Buyer, then Buyer shall promptly notify Seller, whereupon Seller shall have a period of 30 days, within which to correct or cure any such defect. If any such material defect has not been corrected or cured in all material respects as described below, notwithstanding any other provision of this Agreement, Seller will repurchase the related Loan from the Buyer at a price equal to the sum (without duplication) of (i) the difference between (A) the Principal Balance of such Loan and (B) the aggregate of the principal portion of the Monthly Payments then received and retained by Buyer (after taking into account any payment of principal made by the related Obligor on such day), plus (ii) an amount equal to the interest accrued at the applicable Loan Interest Rate on such Repurchased Loan through the last day of the Due Period during which such repurchase occurs, to the extent such amount was not previously received during such Due Period from the Obligor as a Monthly Payment (the "Repurchase Amount"). The Repurchase Amount shall be paid by Seller to the Buyer in immediately available funds by the last day of the Due Period during which such repurchase obligation arises and, upon receipt by Buyer of such deposit, Buyer shall release or cause to be released to Seller the related Loan Files and shall execute and deliver or cause to be executed and delivered such instruments of transfer or assignment of such Loan, the security interest in the related Property, in each case without recourse, representation or warranty, as Seller shall reasonably request (as shall be prepared by and at the expense of Seller).

                  SECTION 2.01A Incremental Purchase. (a) Prior to September 30, 1996, in accordance with the provisions of the Original Holdback Agreement, Seller sold and Buyer purchased the First Delivery Loans and Property related thereto, such Loans having an aggregate Principal Balance at the time of the final sale and purchase thereof not in excess of the applicable Maximum Purchase Amount. On and after September 30, 1996 and prior to the Effectiveness Date, in accordance with the provisions of the Original Holdback Agreement, Seller sold and Buyer purchased Second Delivery Loans and Property related thereto. Subject to the terms and conditions hereof, including Sections 3.04,
 3.05 and 3.07 hereof, the Seller may at any time on and after the Effectiveness Date prior to September 30, 1997 (or such later date as is approved by Buyer) sell to the Buyer and the Buyer shall purchase from the Seller certain identified Second Delivery Loans and Property related thereto. Each sale and purchase of Loans under the Original Holdback Agreement hereunder is referred to as an "Incremental Purchase." Each Incremental Purchase shall be for a principal amount of at least $1,000,000 (or such lesser amount as is approved by Buyer) (other than the final Incremental Purchase which may be in such lesser amount as agreed to by Buyer or such other lesser amount as is approved by Buyer). Buyer shall not be obligated to make an Incremental Purchase (or any portion thereof) with respect to Second Delivery Loans to the extent such Purchase (or any portion thereof), together with all previous Incremental Purchases of Second Delivery Loans, would exceed the applicable Maximum Purchase Amount.

                  (b) Seller shall provide the Buyer with written notice of its intention to request an Incremental Purchase in the form of Exhibit E hereto no later than ten (10) Business Days before each Incremental Purchase and shall provide Buyer with at least five (5) Business Days to review the Loan Files relating to each Incremental Purchase. Upon satisfaction of all terms and conditions contained herein, Buyer shall pay to Seller the Purchase Price of each Incremental Purchase on the applicable Closing Date.

                  SECTION 2.02 Agreement to Accept Renewal Notes. (a) Subject to the terms and conditions of this Agreement, including delivery of the Renewal Notes and satisfaction of the other delivery and filing requirements set forth in Section 2.01 hereof no later than five (5) Business Days before the applicable Renewal Date, and upon at least 30 days' written notice from Seller, Buyer agrees to accept on any Renewal Date such Renewal Loans as Seller shall have caused Obligors of the related Prior Notes to execute and deliver.

                  (b) The parties to this Agreement intend that the conveyance of each Renewal Loan and related Property by Seller and acceptance thereof by Buyer shall constitute a purchase and sale and not a loan.

                  (c) If any document or documents constituting part of a Loan File relating to a Renewal Loan are missing or defective as described in section 2.01(e) hereof, Buyer shall have the same rights against Seller as provided in such Section 2.01(e).

                               [End of Article II]

                                   ARTICLE III

                    CLOSING PROCEDURE; CONDITIONS TO PURCHASE
                    -----------------------------------------

                  SECTION 3.01 Payment. The "Purchase Price" for each Loan shall be paid as follows: (i) Buyer shall pay to Seller on the applicable Closing Date, 75% of the Principal Balance of such Loan and (ii) on each Payment Date following such Closing Date, Buyer shall pay to Seller 25% of the sum of (a) the principal portion of the Monthly Payment actually received from or on behalf of the related Obligor during the related Due Period, (b) any Principal Prepayment and Payahead actually received during the related Due Period and (c) Insurance Proceeds, Net Liquidation Proceeds, Guaranty Payment with respect to the related Due Period, but only to the extent Buyer has received an amount equal to the total Purchase Price paid on such Loan on or before such Payment Date together with interest accrued thereon at the Applicable Rate to such Payment Date; provided, however, that Buyer shall not he obligated to pay any Purchase Price on the Closing Date if the applicable conditions specified in Section 3.04 hereof have not been satisfied and shall not be obligated to make any further payments to the Purchase Price on and after (1) the occurrence of a Termination Event or a Guarantor Default or an event which with the passage of time would become a Termination Event or Guarantor Default or (2) the date on which the Guaranty Amount has been reduced to zero. Notwithstanding the foregoing, Buyer shall make further payments to the Purchase Price of Loans on and after the occurrence of any of the events specified in the preceding sentence at such time as the aggregate unpaid Purchase Price of the Loans exceeds the aggregate Principal Balance of the Loans (including Liquidated Loans as to which there remain unpaid Liquidation Losses). Such further payments to the Purchase Price shall be made to the extent of such excess on the Payment Dates from the amounts described in clause (ii) of the first sentence of this Section 3.01.

                  SECTION 3.02 Acceptance - Renewal Loans. For each Loan with provisions for renewal on a Renewal Date, no later than thirty (30) days before the Renewal Date for such Loan, Seller shall provide Buyer with a notice that
(i) identifies the Loan and related Note by original dated date, face amount, Loan Interest Rate and name of Obligor, (ii) identifies the Renewal Date of such Loan, and (iii) states whether all or any part of the Principal Balance of such Loan will be renewed on the Renewal Date, and if the Loan is to be renewed, the anticipated Renewal Balance. No later than five (5) Business Days before the Renewal Date for any Loan to be renewed, Seller shall deliver to Buyer the Renewal Note and other documents required by Section 2.01 hereof. On the applicable Renewal Date for any Loan which is to be renewed, Buyer shall, subject to satisfaction of the delivery requirements of Section 2.02 and the conditions set out in Section 3.04, accept a Renewal Note from Seller (in lieu of receiving the Renewal Balance) as payment in full of a portion of the Principal Balance of the Prior Note equal to the Renewal Balance. In the event that Seller has caused a Renewal Note to be executed but the conditions precedent to acceptance thereof set out in Section 3.04 have not been satisfied or waived by the Renewal Date, Seller shall on such Renewal Date repurchase such Renewal Loan on the same terms as stated in Section 2.01(e).

                  SECTION 3.03 Effective Date for each Purchase. Each sale made pursuant to Sections 2.01 and 2.01A of the Original Holdback Agreement was effective, and each sale made pursuant to Sections 2.01 and 2.01A shall be effective, and all right, title and interest in the Loans and the related Property so sold passed or shall pass, as applicable, to Buyer at such time as Buyer shall pay, as applicable, the portion of the Purchase Price in respect thereof due on the applicable Closing Date.

                  SECTION 3.04 Buyer's Conditions Precedent to Acceptance. The obligation of Buyer to pay the applicable portion of the Purchase Price on each Closing Date and to accept the Renewal Loans and Notes on any applicable Renewal Date is subject to the fulfillment on such Closing Date or Renewal Date, as the case may be, of each of the following conditions (relating only to the Loans purchased or renewed on each such Date):

                  (a) Buyer shall have received the original Notes or Renewal Notes, as the case may be, and such Notes shall have been duly endorsed by Seller without recourse or warranty except as provided herein, and of the Related Documents;

                  (b) Buyer shall have received the original executed counterpart of the loan agreement, security agreement and other Related Documents with respect to each Loan (or, to the extent more than one original counterpart exists, all original executed counterparts of such agreements and Related Documents that are in the possession of Seller or any of its Affiliates), and each such Document shall be in a form reasonably satisfactory to Buyer;

                  (c) The Buyer shall have received a duly executed Notice of Assignment in the form annexed hereto as Exhibit C addressed to each Obligor of a Note related to a Loan;

                  (d) With respect to Loans secured by mortgages on real property, Buyer shall have received (A) either: (i) the original mortgage, with evidence of recording thereon, (ii) a copy of the mortgage certified as a true copy by a Responsible Officer of Seller where the original has been transmitted for recording until such time as the original is returned by the public recording officer or duly licensed title or escrow officer or (iii) a copy of the mortgage certified by the public recording office in those instances where the original recorded mortgage has been lost; (B) either: (i) the original assignment of mortgage from Seller endorsed as follows: "National Consumer Cooperative Bank," with evidence of recording thereon (provided, however, that where permitted under the laws of the jurisdiction wherein the mortgaged property is located, the assignment of mortgage may be effected by one or more blanket assignments for Loans secured by mortgaged properties located in the same county), or (ii) a copy of such assignment of mortgage certified as a true copy by a Responsible Officer of Seller where the original has been transmitted for recording (provided, however, that where the original assignment of mortgage is not being delivered to Buyer, each such Responsible Officer may complete one or more blanket certificates attaching copies of one or more assignments of mortgage relating to the mortgages originated by Seller); and (C) either: (i) originals of all intervening assignments, if any, showing a complete chain of title from the originator to Seller, including warehousing assignments, with evidence of recording thereon if such assignments were recorded, (ii) copies of any assignments certified as true copies by a Responsible Officer of Seller where the originals have been submitted for recording until such time as the originals are returned by the public recording officer, or (iii) copies of any assignments certified by the public recording office in any instances where the original recorded assignments have been lost; and (D) all available documentation relating to appraisals and environmental surveys;

                  (e) Seller has, or on the applicable Closing Date will have,
(1) a first priority perfected security interest in each item of Primary Collateral, free from any lien, security interest, encumbrance or other right, title or interest of any Person, and (2) a perfected security interest in each other item of Collateral, subject to the prior liens, security interests and encumbrances existing on, and identified to and approved by the Buyer on the applicable Closing Date. Seller shall, on the applicable Closing Date, transfer its security interest in the Primary Collateral and such other Collateral as is governed by the Uniform Commercial Code or required by the Buyer, Collateral subject to the rights of the holder of title in and to such Collateral and of the Obligors in such Collateral under the Loans, related Notes and Related Documents (and in the case of Collateral which is not Primary Collateral, holders of prior liens), and the Seller, as agent for the Buyer, shall defend Buyer's security interest in and to the Collateral related to any Loan against all claims and demands of all Persons at any time claiming the same or any interest therein adverse to that of obligors or Buyer;

                  (f) On each applicable Closing Date, at least 80% (determined on the basis of aggregate Principal Balance) of the Loans purchased on such Closing Date must be secured by Collateral which is (i) inventory and/or furniture, fixtures and equipment and (ii) Primary Collateral;

                  (g) On each applicable Closing Date, at least 80% (determined on the basis of aggregate Principal Balance) of the Loans purchased on such Closing Date must have a twenty-one month payment history and such history must have been provided to the Buyer in a form acceptable to the Buyer;

                  (h) The Buyer shall have received Uniform Commercial Code financing statements on Form UCC-3 executed by Seller as "Assignor" evidencing the assignment to the Buyer by Seller of all security interests in personal property, arising in favor of Seller under the Related Documents, on the Collateral relating to the Loans (other than security interests in Seller's capital stock and patronage dividends) in form and content sufficient for filing with the applicable location for central filing in the state where the related form UCC-1 is filed;

                  (i) The Buyer shall have received Assignments of Deeds of Trust executed by Seller as "Assignor" evidencing the assignment to Buyer by Seller of all security interests in real property arising in favor of Seller under the Related Documents in form and content sufficient for filing in the real property recording districts in which such real property is located;

                  (j) The Buyer shall have received evidence reasonably satisfactory to Buyer that the security interests arising in favor of Seller under the Related Documents and the Collateral therein described (other than Seller's capital stock and patronage dividends) have been duly perfected by the filing of all such Uniform Commercial Code financing statements and the taking of all such other or additional acts as may be necessary to create a valid and perfected lien enforceable against all third parties in all jurisdictions to secure each Obligor's respective obligations to Seller under the Loans, related Notes and Related Documents and evidence reasonably satisfactory to Buyer;

                  (k) The Buyer shall have received evidence reasonably satisfactory to Buyer that the security interests arising in its favor under this Agreement in the Loans, related Notes, related Collateral (other than Collateral which is not governed by the Uniform Commercial Code of the applicable jurisdictions, unless Buyer, in its sole discretion, requires otherwise), the Related Documents and the proceeds thereof has been duly perfected by the filing of all such Uniform Commercial Code financing statements and the taking of all such other or additional acts as may be necessary to create a valid and perfected lien of first priority enforceable against all third parties (other than (i) prior lien holders in the case of Collateral which is not Primary Collateral and (ii) is Collateral which is not governed by the Uniform Commercial Code) in all jurisdictions to secure all of Seller's obligations to Buyer;

                  (l) No Termination Event, and no event which with the giving of notice or passage of time or both would constitute a Termination Event shall have occurred and be continuing, and a Responsible Officer of Seller shall have so certified to Buyer in writing;

                  (m) Each representation and warranty of the Seller set forth in Section 4.01, 4.02 or 4.03 shall be true and correct in all material respects, and a duly Responsible Officer of Seller shall have so certified to Buyer in writing in substantially the form of Exhibit J hereto;

                  (n) Each representation and warranty of Guarantor set forth in
Article 3.01 of the Guaranty Agreement hereof shall be true and correct in all material respects, and a duly Responsible Officer of Guarantor shall have so certified to Buyer in writing in substantially the form of Exhibit J hereto;

                  (o) Buyer shall have received the Loan Schedule relating to the Loans purchased on the applicable Closing Date required by this Agreement and it shall be in a form reasonably acceptable to Buyer;

                  (p) Seller shall have paid all fees and expenses, including Buyer's out-of-pocket expenses and the fees of Buyer's counsel, incurred in selling the Loans pursuant to this Agreement; and

                  (q) The Guaranty Amount shall not have been reduced to zero.

                  SECTION 3.05 Additional Delivery Requirements for Effectiveness Date. The obligation of the Buyer to perform any of its obligations under this Agreement shall be further subject to satisfaction of each of the following delivery requirements on the Effectiveness Date (or on the date specified below) to the reasonable satisfaction of Buyer:

                  (a) Buyer shall have received amendments to the Uniform Commercial Code financial statements filed in connection with the Original Holdback Agreement on Form UCC-3 naming Buyer as "Secured Party" and executed by Seller as "Debtor" covering the Loans and Related Property sold and to be sold under this Agreement (by reference to the Loan Schedules attached to this Agreement) in form and content sufficient for filing in the appropriate offices in the States of Oregon, Washington and California;

                  (b) Buyer shall have received an opinion of counsel for Seller dated such date and in a form reasonably acceptable to Buyer;

                  (c) Buyer shall have received an opinion of Counsel for Guarantor dated such date and in a form reasonably acceptable to Buyer;

                  (d) Buyer shall have received in form and substance reasonably satisfactory to it a certified copy of a resolution adopted by the Board of Directors of Seller, authorizing the execution, delivery and performance of this Agreement together with evidence of the authority and specimen signatures of the persons who have signed this Agreement and such other evidence of corporate authority as Buyer may reasonably require;

                  (e) Buyer shall have received in form and substance reasonably satisfactory to it, a certified copy of a resolution adopted by the Board of Directors of Guarantor, authorizing the execution, delivery and performance of this Agreement;

                  (f) Buyer shall have received officers' certificates from Seller and Guarantor in forms reasonably acceptable to Buyer;

                  (g) Buyer shall have received an executed counterpart of a certain amended and restated Subordination Agreement in which United Grocers, Inc. agrees to subordinate its interest in the Collateral (other than patronage and stock) securing the Loans to the interest of the Seller therein;

                  (h) Buyer shall have received Exhibit G containing information relating to the corporate and "doing business" names of the Seller and Guarantor in States of Oregon, Washington and California;

                  (i) Buyer shall have received the Guaranty Agreement duly executed by the Guarantor;

                  (j) Buyer shall have received a duly executed counterpart of Existing Loan Purchase Agreement together with opinions and counsel to United Resources and United Grocers to the effect that such Existing Loan Purchase Agreement is the legal, valid and binding obligation of United Resources and United Grocers, enforceable against both such parties in accordance with its terms;

                  (k) Buyer shall have received a duly executed counterpart of that certain New Origination Loan Agreement dated the date hereof, by and between United Grocers and NCB, together with an opinion of counsel to United Grocers to the effect that such Agreement is the legal, valid and binding obligation of United Grocers; enforceable against United Grocers in accordance with its terms;

                  (l) Buyer shall have received a duly executed counterpart of that certain New Origination Guaranty Agreement, together with an opinion of counsel to United Grocers to the effect that such Agreement is the legal, valid and binding obligation of United Grocers, enforceable against United Grocers in accordance with its terms;

                  (m) Buyer shall have received a Loan Schedule listing all of the Loans sold by Seller and purchased by Buyer under the Original Holdback Agreement, and owned by Buyer as of the Effectiveness Date;

                  (n) Buyer shall have received certified copies of requests for information or copies (Form UCC-11) (or a similar search report certified by parties acceptable to Buyer) dated a date reasonably near the Effectiveness Date listing all effective

                  (n) Buyer shall have received certified copies of requests for information or copies (Form UCC-11) (or a similar search report certified by parties acceptable to Buyer) dated a date reasonably near the Effectiveness Date listing all effective financing statements which name Seller or Guarantor as debtor and which are filed in jurisdictions in which the filings were made pursuant to item (a) above, together with copies of such financing statements (none of which shall cover any Loan or Related Property);

                  (o) Buyer shall have received executed copies of the Credit Agreement and the Security Documents; and

                  (p) Buyer shall have received a receipt-stamped acknowledgement copy of a Uniform Commercial Code financing statement on Form UCC-1 naming Buyer as "Secured Party" (subordinate to Credit Providers) and executed by Guarantor as "Debtor" covering the Guaranty Collateral, from the appropriate offices in the State of Oregon.

                  SECTION 3.06 Seller's Conditions Precedent to Sale. The obligation of Seller to sell Loans on each Closing Date shall be subject to the fulfillment of each of the following conditions on such Closing Date to the reasonable satisfaction of Seller:

                  (a) Seller shall have received the portion of the Purchase Price required to be paid on such Closing Date, as provided in Section 3.01; and

                  (b) Each representation and warranty of Buyer set forth in
Section 4.4 shall be true and correct in all material respects, and a duly authorized officer of Buyer shall have so certified to Seller in writing.

                              [End of Article III]

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES
                         ------------------------------

                  SECTION 4.01 Seller's Corporate Representations and Warranties. Seller represents and warrants to Buyer as of the Effectiveness Date and as of each Closing Date and as of any Renewal Date as follows:

                  (a) Seller is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Oregon, is doing business only under the corporate and "doing business as" names listed in Exhibit G hereto, and is qualified to do business in each other jurisdiction where the conduct of its business or the ownership of its properties requires such qualification, and has full corporate power, authority and legal right to carry on its business as presently conducted, to own and operate its properties and assets, to execute, deliver and perform this Agreement and to sell the Loans and related Property.

                  (b) The execution, delivery and performance by the Seller of this Agreement and any assignment, the endorsement the Notes and the sale of any Loans, related Notes and Related Documents and the security interest in the related Collateral hereunder have been duly authorized by all necessary corporate action of Seller, do not require any shareholder approval or the approval or consent of any trustee or the holders or any Debt of Seller, except such as have been obtained (certified copies thereof having been delivered to Buyer), do not contravene any law, regulation, rule or order binding on it or its Articles of Incorporation or Bylaws and do not contravene the provisions of or constitute a default under any indenture, mortgage, contract or other agreement or instrument to which Seller is a party or by which Seller or any of the Loans, related Notes or Related Documents may be bound or affected.

                  (c) No Government Approval or filing or registration with any Governmental Authority is required for the making and performance by Seller of this Agreement or any assignment or the endorsement of the Notes or in connection with the sale of the Loans and related Property contemplated hereby, except such as have been heretofore obtained and are in full force and effect (certified copies thereof having been delivered to Buyer).

                  (d) This Agreement has been duly executed and delivered by Seller and constitutes, and any assignment and any endorsement of a Note when duly executed and delivered will constitute, the legal, valid and binding obligation of the Seller enforceable against Seller in accordance with its terms.

                  (e) Except as described in Exhibit H hereto, there are no actions, proceedings, investigations, or claims against or affecting Seller now pending before any court, arbitrator or other Governmental Authority (nor to the knowledge of Seller has any thereof been threatened nor does any basis exist therefor) which if determined adversely to Seller would be likely to (i) have a material adverse effect on the financial condition or operations of Seller (ii) have a material adverse effect on Seller's ability to perform its obligations under this Agreement, (iii) impair or defeat the Buyer's security interest in any of the Property conveyed pursuant to this Agreement. With respect to the litigation described in Exhibit H hereto, a determination in such litigation that is materially adverse to the Seller or Guarantor would not have a material adverse effect on the financial condition or operations of Seller or on Seller's ability to perform its obligations under this Agreement, and would not impair the Buyer's security interest in the Property.

                  (f) The consolidated balance sheet of the Seller and its Affiliates and Subsidiaries as at September 27, 1996, and the related statements of income and retained earnings of Seller and its Affiliates and Subsidiaries for the fiscal year then ended, copies of which have been furnished to Buyer, fairly present the financial condition of Seller and its Affiliates and Subsidiaries as at such date and the results of operations of Seller and its Affiliates and Subsidiaries for the fiscal year then ended, all in accordance with U.S. GAAP consistently applied. Since that date, there has been no material adverse change in the financial condition or operations of Seller or any of its Subsidiaries or Affiliates.

                  (g) Seller has good and marketable title to each of the properties and assets reflected in its balance sheet referred to in Section 4.01(f) except such as have been since sold or otherwise disposed of in the ordinary course of business or in accordance with Section 6.01(i) hereof.

                  (h) Neither Seller nor any of its Subsidiaries or Affiliates is in material breach of or default under any agreement or agreements to which it is a party or which are binding on it or any of its assets and which provide for the payment of monies, the delivery of goods or the provision of services in amounts or with values in the aggregate in excess of One Million Dollars ($1,000,000).

                  (i) The present value of all benefits vested under all Pension Plans did not, as of the most recent valuation date of such Pension Plans, exceed the value of the assets of the Pension Plans allocable to such vested benefits by an amount which would represent a potential material liability of Seller and its consolidated subsidiaries or affect materially the ability of Seller to perform this Agreement; no Plan or trust created thereunder, or any trustee or administrator thereof, has engaged in a "prohibited transaction" (as such term is defined in Section 406 or Section 2003(a) of ERISA) which could subject such Plan or any other Plan, any trust created thereunder, or any trustee or administrator thereof, or any party dealing with any Plan or any such trust to the tax or penalty on prohibited transactions imposed by Section 502 or Section 2003(a) of ERISA; no Pension Plan or trust created thereunder has been terminated, and there have been no "reportable events" (as that term is defined in Section 4043 of ERISA) since the effective date of ERISA; no Pension Plan or trust created thereunder has incurred any "accumulated funding deficiency" (as such term is defined in Section 302 of ERISA) whether or not waived, since the effective date of ERISA; the required allocations and contributions to Pension Plans will not violate Section 415 of the Code; and Seller has no withdrawal liability to any trust created pursuant to a multi-employer pension or benefit plan and would not be subject to any withdrawal liability in excess of One Million Dollars ($1,000,000) if it withdrew from any such plan or if its participation therein were otherwise terminated.

                  (j) Uniform Commercial Code financing statements have been duly filed in all places where filing is necessary and all other or additional acts have been taken as are necessary to perfect Buyer's interests arising hereunder and under the assignments in and to the Loans and related Property and the lien created hereby constitutes a valid and perfected lien of first priority in and to all of the Loans and related Property (other than in Collateral which is not Primary Collateral or not governed by the Uniform Commercial Code, in which case Buyer has only such interest as the Seller had and disclosed to Buyer on the applicable Closing Date and other than Seller's security interest in its capital stock and patronage dividends) and is enforceable against all third parties (other than third parties whose interests in Collateral which is not Primary Collateral are prior to Seller's interests therein on the applicable Closing Date) in all jurisdictions as security for all obligations of Seller to Buyer under this Agreement.

                  (k) Seller has good and marketable title to the Loans and related Notes designated for sale to Buyer hereunder, the Related Documents and the proceeds thereof, free and clear of all liens and encumbrances and Seller has not transferred in any manner whatever to any Person (other than Buyer) and has not created or permitted any lien, pledge, charge, security interest, ownership interest, participation interest or any other interest of any nature whatever (other than in favor of the Buyer) in respect of the Loans, the related Notes, the Related Documents or the proceeds thereof.

                  (l) Seller's chief executive offices and the offices where such Seller keeps records concerning the Loans and related Property are located at 6433 S.E. Lake Road, Portland, Oregon or such other location to which such offices are moved pursuant to Section 6.01(m) hereof.

                  (m) This Agreement, the financial statements referred to in
Section 4.01(f) and all other instruments, documents, certificates and statements furnished to Buyer by Seller, taken as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements contained herein or therein not misleading.

                  (n) To the best of Seller's knowledge, all properties of Seller and each Subsidiary of Seller and Seller's and such Subsidiary's use thereof comply in all material respects with zoning and use restrictions and with applicable laws and regulations relating to the environment including, without limitation, the Environmental Laws. Without limiting the foregoing to the best of Seller's knowledge, no Hazardous Substances have been generated, manufactured, refined, transferred, stored, treated, transported, handled, managed, discharged or disposed of, whether by Seller or, by any other Person onto, upon, over, beneath or from any real property owned by Seller or other premises owned, leased, operated, used or held at any time by Seller (collectively, the "Premises") or any of the ground water beneath the Premises which in any fashion might result in the Buyer incurring or suffering at any time any loss, liability, damages, or obligations including liability for cleanup and recovery costs and expenses. To the best of Seller's knowledge, there are no past or present events, conditions, circumstances, activities, practices, incidents or actions at or in connection with the Premises or any of the ground water beneath the Premises which could reasonably be expected to interfere with or prevent continued compliance with any laws or regulations pertaining to underground storage tanks or any other Environmental Laws or give rise to any legal liability or otherwise from the basis of any claim, action, suit, proceedings, hearing or investigation against or affecting Seller under the Environmental Laws. To the best of Seller's knowledge, there has been no disposal from the Premises by Seller or any other Person directly or indirectly of any Hazardous Substances to, on or in any site currently listed or formally proposed to be listed on the National Priorities List under Superfund or any site listed on any priority cleanup list compiled by any Governmental Authority. Seller will not be (and to the best of Seller's knowledge, has not been) involved in any operations at or near the Premises which operations when conducted in accordance with applicable law could lead to: (a) the imposition of liability under Environmental Laws on borrower or any subsequent owner of the Premises or (b) the creation of a Lien on the Premises under Environmental Laws or under any similar laws or regulations.

                  (o) Seller has filed all tax returns and reports required of it, has paid all taxes which are due and payable, and has provided adequate reserves for payment of any tax the payment of which is being contested. The charges, accruals and reserves on the books of Seller and each Subsidiary of Seller in respect of taxes for all fiscal periods to date are accurate. There are no questions or disputes between Seller or any of its Subsidiaries and any Governmental Authority with respect to any taxes except as disclosed in the balance sheet referred to in Section 4.01(f) hereof or otherwise disclosed to the Buyer in writing prior to the date of this Agreement.

                  (p) Neither Seller nor any Subsidiary of Seller is in violation of or subject to any contingent liability on account of any laws, statutes, rules, regulations and orders of any Governmental Authority. Neither Seller nor any Subsidiary of Seller is in material breach of or default under any agreement of which it is a party or which is binding on it or any of its assets.

                  (q) Neither Seller nor any Subsidiary of Seller is engaged principally or as one of its important activities in the business of extending credit for the purpose of purchasing or carrying any margin stock (within the meaning of Federal Reserve Regulation U), and no part of the proceeds of any Purchase Price will be used to purchase or carry any such margin stock or to extend credit to others for the purpose of purchasing or carrying any such margin stock or for any other purpose that violates the applicable provisions of an Federal Reserve Regulation. Seller will furnish to Buyer on request a statement conforming with the requirements of Regulation U.

                  (r) Seller and each of its Subsidiaries owns or possesses all the patents, mask works, trade secrets, trademarks, service marks, trade names, copyrights, licenses, franchises, permits and rights with respect to the foregoing necessary to own and operate its properties and to carry on its business as presently conducted and presently planned to be conducted without conflict with the rights of others except as disclosed in writing to Buyer prior to the date of this Agreement.

                  (s) Seller is "eligible" to borrow from NCB under the provisions of the Bank Act.

                 SECTION 4.02 Seller's Closing Date Representations and Warranties with respect to Loans. Seller represents and warrants to Buyer as of each Closing Date with respect to Loans transferred and sold on such Closing Date as follows:

                  (a) The information with respect to each Loan set forth in the applicable Loan Schedule, together with any documentation supporting such information, is true and correct;

                  (b) With respect to each Loan, there exists only one original Note. Such original Note and all of the other original or certified documentation set forth in Sections 2.01 and 3.03 (including all material documents related thereto) have been or will be delivered to the Buyer on the applicable Closing Date;

                  (c) Each Loan was originated in the United States and Monthly Payments on such Loan are payable on the first day of each month in U.S. Dollars by an Obligor domiciled in the United States;

                  (d) Each Note will have a Loan Interest Rate that is either
(i) a variable rate based on the Prime Rate or LIBOR, adjusted at least annually, or (ii) a fixed rate that has been approved by NCB in its sole discretion, and each Note having a variable Loan Interest Rate will have a minimum Loan Interest Rate (A) in the case of a variable rate based on the Prime Rate, the Prime Rate minus 100 basis points and
(B) in the case of a variable rate based on LIBOR, LIBOR plus 175 basis points;

                  (e) Immediately prior to the transfer and assignment herein contemplated, Seller held good and indefeasible title to, and was the sole owner of, each Loan conveyed by Seller, subject to no liens, charges, mortgages, encumbrances or rights of others or other liens which will be released simultaneously with such transfer and assignment; and immediately upon the transfer and assignment herein contemplated, Buyer will hold good and indefeasible title, to, and be the sole owner of, each Loan subject to no liens, charges, mortgages, encumbrances or rights of others;

                  (f) No Obligor has been delinquent (after giving effect to any grace period) in payments on its Loan, any other loan made by Seller or Buyer to such Obligor, or any open account at any time in the three months preceding the applicable Closing Date;

                  (g) (1) With respect to each First Delivery Loan, no Obligor has been delinquent in payments on its First Delivery Loan, in excess of 45 days at any time during the year (or if originated less than one year earlier, since the date of origination) preceding the applicable Closing Date; (2) with respect to Second Delivery Loans, no more than 20% of the Obligors have been delinquent in payments on the Loans in excess of 30 days at any time during the 21-month period (or if originated less than one year earlier, since the date of origination) preceding the applicable Closing Date; and (3) with respect to all Loans, no Obligor has been delinquent in payments on any other loans made by Seller or Buyer to such Obligor or any open account for a period in excess of 45 days at any time during the year (or if originated less than one year earlier, since the date of origination) preceding the applicable Closing Date.

                  (h) The Loan is not subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, nor will the operation of any of the terms of the related Note, Related Document or any related Collateral, or the exercise of any right thereunder, render either the related Note, Related Document or any related Collateral unenforceable in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto;

                  (i) Each Loan at the time it was made complied and, as of the applicable Closing Date, complied in all material respects with applicable state and federal laws and regulations, including, without limitation, usury, equal credit opportunity, disclosure and recording laws;

                  (j) At least one of the Obligors with respect to each Loan (i) is a member in good standing of United Grocers, Inc. and (ii) to the best of Seller's knowledge, shall have provided to Seller complete and accurate information relating to Obligor's financial condition and shall have suffered no material adverse changes in its financial condition or otherwise since the date the Loan was originated;

                  (k) Each Loan has a remaining term to maturity of no greater than 10 years from the applicable Closing Date;

                  (l) The Note related to each Loan provides that the principal be amortized monthly over the term of such Note with an amortization period of no greater than 10 years and with either level monthly payments of principal and interest or principal plus interest, provided that, in the case of a Loan with
(i) an amortization period longer than its term to maturity (but in no event longer than a 10-year amortization period) and (ii) renewal provisions, a balloon payment at maturity or on the Renewal Date, as applicable, is permissible;

                  (m) Each Loan, related Note, related Collateral and Related Documents pursuant to which Collateral is pledged to Seller is the legal, valid and binding obligation of the Obligor thereof and is enforceable in accordance with its terms, except only as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity (whether considered in a proceeding or action in equity or at law), none of which will prevent the ultimate realization of the security provided by the Collateral or Related Document, and all parties to each Loan had full legal capacity to execute all Related Documents and convey the property therein purported to be conveyed;

                  (n) The terms of the Loan, related Note and each Related Document pursuant to which Collateral was pledged have not been impaired, altered or modified in any respect, except by written instrument which has been recorded, if necessary, to protect the interest of the Buyer and which has been delivered to the Buyer;

                  (o) The proceeds of the Loan have been fully disbursed, and there is no obligation on the part of the Seller to make future advances thereunder. Any and all requirements as to disbursements of any escrow funds therefor have been complied with. All costs, fees and expenses incurred in making or closing or recording the Loans were paid;

                  (p) The Obligor with respect to each Loan and each other member of its Obligor Group has a positive net worth as accounted for under U.S. GAAP, consistently applied, and has no present intention to seek relief under the federal bankruptcy laws;

                  (q) There is no default, breach, violation or event of acceleration existing under the Loan, related Note or Related Document and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration, and the Seller has not waived any such default, breach, violation or event of acceleration;

                  (r) Each Loan requires each of the Obligor and Loan Guarantor thereunder at its own costs and expense to maintain the Collateral pledged to secure the related Loan in good repair, condition and working order, and to the best knowledge of Seller, each Obligor and Loan Guarantor under a Loan is currently in compliance with this requirement;

                  (s) Seller has, or on the applicable Closing Date will have,
(1) a first priority perfected security interest in each item of Primary Collateral, free from any lien, security interest, encumbrance or other right, title or interest of any Person, and (2) a perfected security interest in each other item of Collateral, subject to the prior liens, security interests and encumbrances existing on, and identified to and approved by the Buyer on the applicable Closing Date. Seller shall, on the applicable Closing Date, transfer its security interest in the Primary Collateral and such other Collateral as is governed by the Uniform Commercial Code or required by the Buyer subject however to the rights of the holder of title in and to such Collateral and of the Obligors in such Collateral pledged under the Related Documents (and, in the case of Collateral which is not Primary Collateral, holders of prior liens), and Seller, as agent for Buyer, shall defend Buyer's security interest in and to Collateral against all claims and demands of all Persons at any time claiming the same or any interest therein adverse to that of the Obligors or the Buyer.

                  (t) Either (i) the Obligor and Loan Guarantor has, under the terms of each Loan, consented to a sale and assignment of the Loan, the related Note and Related Documents and the sale or grant of a security interest in and to the Loan and the Collateral relating thereto, or (ii) none of the Loan, the related Note or any Related Documents requires the consent of approval of notice to the Obligor or Loan Guarantor with respect to the assignment and transfer by Seller of Seller's right, title and interest in and to the Loan, the related Note, any Related Document and Collateral;

                  (u) The Notes and Related Documents delivered to Buyer on the applicable Closing Date are true, correct, and complete original counterparts of all instruments and documents evidencing or in any way relating to the Loan and related indebtedness referred to therein; except as approved by the Buyer, such Notes and Related Documents are in substantially the form of the documents previously delivered to Buyer in connection with the execution of the original Holdback Agreement; except as included with the instruments and documents so delivered, such Notes and such Related Documents have not been amended; and each such Note and Related Document to which Obligor or Loan Guarantor is a party bears the original signature of such Obligor and Loan Guarantor;

                  (v) Uniform Commercial Code financing statements have been duly filed in all places where filing is necessary, and all other or additional acts have been taken as are necessary to perfect Seller's security interests arising pursuant to the Related Documents in the Primary Collateral and such other Collateral as is governed by the Uniform Commercial Code or is required by Buyer and such security interests constitute a valid and perfected lien in and to all of the Collateral of first priority (subject to no prior or equal liens or interests) in the case of all Primary Collateral and of the same level of priority as that enjoyed by the Seller on the applicable Closing Date in the case of all other Collateral as is governed by the Uniform Commercial Code or required by Buyer, and will be enforceable against all third parties in all jurisdictions as security for the respective obligations of Obligors to Seller under their respective Notes and Related Documents;

                  (w) Seller has heretofore caused all copies of the Loans, related Notes and Related Documents in its possession to be separately identified and distinguished from Seller's other loans, and on the applicable Closing Date, Seller will cause each copy of each Note, related Collateral and Related Document in its possession to be identified with an appropriate legend clearly disclosing the fact that such Loan, the related Notes, Related Documents and Seller's security interest in the related Collateral have been sold and assigned to the Buyer and the Buyer is the owner thereof, and any original copies of any Note, related Collateral or Related Document coming into the possession of Seller will he delivered to Buyer;

                  (x) With respect to any Loan secured by a mortgage on real property, each mortgage is a valid and subsisting lien of record on the mortgaged property subject only to a first mortgage lien on such mortgaged property previously disclosed to Buyer and subject in all cases to such exceptions that are generally acceptable to prudent and experienced lenders in connection with their regular commercial lending activities, and such other exceptions to which similar properties are commonly subject and which do not individually, or in the aggregate, materially and adversely affect the benefits of the security intended to be provided by such mortgage;

                  (y) With respect to each Loan secured by a mortgage on real property, each original mortgage was recorded, and all subsequent assignments of the original mortgage have been recorded in the appropriate jurisdictions wherein such recordation is necessary to perfect the lien thereof as against creditors of Seller; and

                  (z) The Aggregate Exposure listed with respect to each Loan and related Obligor Group in the applicable Loan Schedule is true and correct and is in no case greater than $4,000,000 in the case of First Delivery Loans and $5,000,000 in the case of Second Delivery Loans.

                  SECTION 4.03 Seller's Renewal Date Representations and Warranties. Seller represents and warrants to Buyer as of each Renewal Date on which the Seller has designated any Renewal Note for acceptance as follows:

                  (a) As of the applicable Renewal Date, all applicable representations and warranties in Section 4.02 hereof are confirmed as to such Renewal Loan.

                  (b) As of the applicable Renewal Date, each Obligor of the applicable Renewal Loan is not in default of its payment obligations under the Prior Note or under the Related Documents, and is not in default of its nonmonetary obligations under such Note or Related Documents.

                  (c) As of the applicable Renewal Date, no event has occurred and is continuing which would permit the Seller to accelerate the maturity of any Obligor's obligations under the applicable Renewal Loan or under the Prior Note or the Related Documents.

                  (d) The Notes and Related Documents delivered to Buyer on or prior to the applicable Renewal Date are true, correct, and complete original counterparts of all instruments and documents evidencing or in any way relating to the Loan and the related indebtedness referred to therein; except as included with the instruments and documents so delivered, such Notes and Restated Documents have not been amended; and each such Note and each such Related Document to which an Obligor or Loan Guarantor is a party bears the original signature of the Obligor or Loan Guarantor.

                  (e) The Loans and Notes designated by Seller as Renewal Loans and Notes together with the Related Documents to which Obligors or Loan Guarantors are parties have been duly executed by their respective Obligors or Loan Guarantors and constitute the legal, valid and binding obligations of their respective Obligors and Loan Guarantors enforceable against such Obligors and Loan Guarantors in accordance with their respective terms.

                  (f) Each amount identified in a notice provided pursuant to the terms of Section 3.02 as the "anticipated Renewal Balance" correctly identifies the amount of the outstanding Principal Balance evidenced by the Note to be accepted as of such Renewal Date and there are no offsets or defenses to the payment of such amount that may be asserted against Seller either by way of defense or counterclaim.

                  (g) Uniform Commercial Code financing statements have been duly filed in all places where filing is necessary, and all other or additional acts have been taken as are necessary to perfect the Seller's security interests arising pursuant to the Related Documents in the Collateral and such security interests constitute a valid and perfected lien in and to all of the Collateral of first priority (subject to no prior or equal liens or interests) in the case of all Primary Collateral and of the same level of priority as that enjoyed by the Seller on the Closing Date on which the Loan was first sold and assigned hereunder in the case of all other Collateral, and will be enforceable against all third parties in all jurisdictions as security for the respective obligations of Obligors to the Seller under their respective Notes and Related Documents.

                  (h) No Renewal Loan, related Renewal Note or any Related Document, alone or in connection with Seller's prior course of conduct, expressly or impliedly requires Seller or any other Person to make additional advances thereunder.

                  (i) The Note related to the Renewal Note provides for full amortization over its remaining term to maturity.

                  SECTION 4.04 Buyer's Representations and Warranties. Buyer represents and warrants to Seller as follows:

                  (a) Buyer is a financial institution duly organized, validly existing and in good standing under the laws of the United States of America, and has full corporate power, authority and legal right to execute, deliver and perform this Agreement and to purchase the Loans and related Property.

                  (b) Execution, delivery and performance by Buyer of this Agreement and the purchase of the Loans and related Property hereunder have been duly authorized by all necessary corporate action of Buyer, do not require any shareholder approval or the approval or consent of any trustee or the holders of any Indebtedness of Buyer, do not contravene any law, regulation, rule or order binding on it or its Articles of Association or Bylaws and do not contravene the provisions of or constitute a default under any indenture, mortgage, contract or other agreement or instrument to which Buyer is a party or by which Buyer or any of its properties may be bound or affected.

                  (c) No Government Approval or filing or registration with any Governmental Authority is required for the making and performance by Buyer of this Agreement or in connection with any of the transactions contemplated hereby.

                  (d) This Agreement has been duly executed and delivered by Buyer and constitutes the legal, valid and binding obligation of Buyer enforceable against Buyer in accordance with its terms.

                  SECTION 4.05 Repurchase Upon Breach of Certain Representations and Warranties. (a) The representations and warranties and agreements of Seller set forth in Sections 4.01, 4.02 and 4.03 with respect to the Seller and each Loan and related Property shall continue so long as such Loan remains outstanding. Upon discovery by either Seller or Buyer that any of such representations or warranties was incorrect as of the time made, the party making such discovery shall give prompt notice to the other party. In the event any defect, misrepresentation or omission materially and adversely affects the interest of Buyer, Seller shall eliminate or cure the circumstance or condition causing the defect within 10 days of the discovery thereof or, repurchase such Loan and the related Property.

                  (b) Any such repurchase of a Loan and the related Property by Seller shall be accomplished in the manner set forth in Section 2.01(e) and at a price equal to the Repurchase Amount.

                               [End of Article IV]

                                    ARTICLE V

                            SERVICING AND COLLECTION
                            ------------------------

                  SECTION 5.01 Servicing and Collections. Buyer will perform all servicing functions with respect to the Loans purchased prior to the Effectiveness Date from the Effectiveness Date and with respect to the Loans purchased on and after the Effectiveness Date from their respective Closing Dates hereunder, all in compliance with all applicable laws. Each of United Resources and United Grocers agrees that if Buyer so requests, it will cooperate with Buyer in communicating with Obligors and assisting Buyer in collecting on delinquent and Defaulted Loans.

                  SECTION 5.02 Documentation and Servicing; Maintenance of System and Lien Priority.

                  (a) Buyer shall use the same diligence and practices in documenting, servicing and collecting the Loans, the related Collateral and the Related Documents as it uses in documenting, servicing, and collecting all other indebtedness evidenced by notes and related documents held for its own account and, in any event, shall endeavor to collect or cause to be collected from each Obligor the amounts as and when due and owing under such Obligor's Note and Related Documents. In performing its duties hereunder, Buyer shall take such actions with respect to the Loans, Notes and Related Documents as, in its reasonable business judgment, it may deem advisable to maintain or enhance receipt of timely Collections thereunder. In addition, Buyer shall use its best efforts to collect on any Defaulted Loan so as to maximize Liquidation Proceeds and notwithstanding that a Guaranty Payment may have been received with respect to a Defaulted Loan, shall diligently pursue all efforts to collect on such Loan, including by liquidating Collateral and by seeking to collect any deficiency against the related Obligor.

                  (b) Buyer shall arrange and maintain with respect to the Loans, related Notes and Related Documents, data processing, accounting and related services adequate for the effective and timely performance of its servicing obligations hereunder in accordance with good business practices and in compliance with all applicable federal, state and local laws and regulations.

                  (c) Buyer agrees to take all actions, including lien searches and, continuation statement filings, necessary or desirable to ensure that the liens arising pursuant to the Related Documents and securing repayment of any Obligor's indebtedness evidenced by a related Note will be maintained as continuously perfected first priority (except in the case of Collateral which is not Primary Collateral, in which event Buyer shall take all actions to maintain the priority sold and assigned hereunder) security interests (except as otherwise approved by Buyer) in all applicable jurisdictions.

                  SECTION 5.03 Lockboxes. Seller hereby agrees (i) to instruct all Obligors to cause all Monthly Payments, Payaheads and Principal Prepayments on account of Loans to be mailed directly to a Permitted Lockbox; and (ii) to use its best effort not to suffer or permit any funds other than such Monthly Payments, Payaheads and Principal Prepayments to be mailed to Permitted Lockboxes;

                  SECTION 5.04 Payment of Guaranty Fees; Periodic Payments and Other Amounts. (a) On each Payment Date, the Buyer shall remit to Guarantor the Guaranty Fee; provided, however, that upon the occurrence and continuation of a Guarantor Default, Buyer shall not be required to remit the Guaranty Fee to the Guarantor.

                  (b) Buyer shall be entitled to retain on each Payment Date from amounts received as (i) collections and other Available Funds (other than Guaranty Payments) during the related Due Period and (ii) Guaranty Payments on or before such Payment Date, the Periodic Payment; provided, however, that upon the occurrence and continuation of a Guarantor Default, the Buyer shall be entitled to retain all Collections and other Available Funds. In addition, Buyer shall at all times be entitled to retain late fees and penalties received with respect to Loans.

                  (c) Buyer shall determine the Periodic Payment for each Payment Date using the following methodology.

                           (1) As used herein and in the Guaranty Agreement, "Periodic Payment" means for any Payment Date the sum of, for each Loan, (a) the principal portion of the Monthly Payment actually received during the related Due Period, other than the portion of the Principal Balance of a Prior Note which, at the time it became due, constituted the Renewal Balance under a Renewal Note; (b) any Principal Prepayment, Payahead, Insurance Proceeds and Net Liquidation Proceeds actually received during the related Due Period; (c) the principal portion of any Guaranty Payment or Repurchase Proceeds with respect to the related Due Period; and (d) the Monthly Interest Amount for the related Interest Accrual Period.

                           (2) As used herein and the Guaranty Agreement, "Monthly Interest Amount" on any Payment Date shall mean an amount equal to the sum of, for each Loan the product of (i) the Principal Balance of such Loan during the related Due Period, times (ii) the Applicable Rate times (iii) a fraction, the denominator of which is three hundred sixty (360), and the numerator of which is the actual number of days in the related Interest Accrual Period.

                  SECTION 5.05 Applicable Rate. As used in this Agreement and the Guaranty Agreement, "Applicable Rate" for each Loan shall be determined as follows. The Applicable Rate shall be established as of each LIBOR Determination Date and shall be applicable for the next succeeding Interest Accrual Period without regard to changes thereafter occurring during such Interest Accrual Period in the principal amounts outstanding under the Notes, in the Principal Balance of Loans purchased, or in LIBOR. Buyer shall, after the determination of the Applicable Rate on each LIBOR Determination Date, notify Seller and Guarantor of such Applicable Rate; provided, however, that any failure of Buyer to give such notice shall not affect Seller's or Guarantor's obligations hereunder or under the Guaranty Agreement.

                  The Applicable Rate for each Loan shall be computed and applied on the basis of a year of three hundred sixty (360) days for the actual number of days occurring in the applicable Interest Accrual Period. For each Interest Accrual Period, the Applicable Rate for each Loan shall mean an interest rate per annum equal to the sum of (a) either (i) 140 basis points for a First Delivery Loan or (ii) 170 basis points for a Second Delivery Loan and
(b) LIBOR in effect on the applicable LIBOR Determination Date. For purposes hereof, the Buyer will determine LIBOR by 12:00 noon, Eastern Standard Time, on each LIBOR Determination Date on the basis of quotations provided by four Reference Banks as of 11:00 A.M. (London time) on such LIBOR Determination Date as such quotations appear on the display designated as page "LIBO" on the appropriate display on the Bloomberg Financial Markets System (or such other page as may replace the LIBO page on that service for the purpose of displaying London interbank offered rates of major banks). LIBOR as determined by Buyer is the arithmetic mean of such quotations (rounded, if necessary, to the nearest whole multiple of 0.0625% per annum). If on any LIBOR Determination Date at least two but fewer than all of the Reference Banks provide quotations, LIBOR will be determined in accordance with the provisions set forth above on the basis of the offered quotations of those Reference Banks providing such quotations. If on the LIBOR Determination Date only one or none of the Reference Banks provides such offered quotations, LIBOR will be: (i) the rate per annum (rounded, as aforesaid) that the Buyer determines to be either (x) the arithmetic mean of the offered quotations that leading banks in the City of New York selected by Buyer are quoting at or about 11:00 A.M. London time on the relevant LIBOR Determination Date for one month Dollar deposits to the principal London office of each of the Reference Banks or those of them (being at least two in number) to which such offered quotations are, in the opinion of Buyer, being so quoted or (y) in the event that Buyer can determine no such arithmetic mean, the arithmetic mean of the offered quotations that leading banks in the City of New York selected by Buyer are quoting at or about 11:00 A.M. London time on such LIBOR Determination Date to leading European banks for one month Dollar deposits; or (ii) if the banks selected as aforesaid by Buyer are not quoting as described in clause (i) above, LIBOR for such Interest Accrual Period will be LIBOR as determined on the previous LIBOR Determination Date. "Reference Banks" shall mean four major banks in the London interbank market selected by Buyer.

                  SECTION 5.06 Access to Certain Documentation and Certain Information Regarding the Loans. Seller will provide to Buyer access to the documentation in its possession regarding the Loans, such access being afforded without charge but only during normal business hours at the offices of Seller or its designee or agent, as designated by Seller.

                               [End of Article V]

                                  ARTICLE VI

                               SELLER'S COVENANTS
                               ------------------

                  SECTION 6.01 Covenants. At all times prior to the later of (i) the Termination Date or (ii) the date on which all obligations of the Seller under this Agreement and of the Guarantor under the Guaranty Agreement have been performed in full, Seller agree to do all of the following unless the Buyer shall otherwise consent in writing.

                  (a) Preservation of Corporate Existence, Etc. To preserve and maintain its corporate existence, rights, and privileges in the jurisdiction of its incorporation and to qualify and remain qualified as a foreign corporation in each jurisdiction where such qualification is necessary or advisable in view of the business and operations of Seller, or the ownership of its properties.

                  (b) Compliance with Laws. To comply in all material respects with all laws, regulations, rules and orders of Governmental Authorities applicable to Seller, or to its operations or property, except any thereof whose validity is being contested in good faith by appropriate proceedings upon stay of execution of the enforcement thereof, with provision having been made to the satisfaction of Buyer for the payment thereof in the event the contest is determined adversely to the Seller.

                  (c) Other Obligations. To pay and discharge before the same shall become delinquent (after giving effect to all applicable grace periods) all Debt, taxes and other obligations for which Seller, is liable or to which its income or property is subject and all claims for labor and materials or supplies which, if unpaid, might become by law a Lien upon the assets of Seller, except any thereof whose validity or amount is being contested in good faith by the Seller, in appropriate proceedings upon stay of execution of the enforcement thereof, with provision having been made to the satisfaction of Buyer for the payment thereof in the event the contest is determined adversely to the Seller, and except other Debt, taxes and other obligations which, in the aggregate do not exceed One Million Dollars ($1,000,000); provided, however, the covenant included in this Section 6.01(c) shall not extend to any obligation of Seller, identified in Section 6.01(k) or 8.01(f).

                  (d) Visitation; Records. At any reasonable time and from time to time, to permit Buyer to examine and make copies of and abstracts from Seller's records, and books of accounts relating to the Loans, the related Notes and Related Documents and to visit the properties of Seller, and to discuss the affairs, finances and accounts of Seller, as they relate to the transactions contemplated by this Agreement with any of its officers. Seller, will keep adequate records and books of accounts in which complete entries will be made, in accordance with U.S. GAAP, reflecting all financial transactions of Seller, as they relate to the transactions contemplated by this Agreement. Seller's records relating to the Loans will be clearly marked with a legend to the effect that such records pertain to Loans sold to Buyer.

                  (e) Financial Information. To deliver to Buyer (i) as soon as available and in any event within one hundred (100) days after the end of each fiscal year of Seller, the balance sheet of Seller, as of the end of such fiscal year (which may be on a consolidating basis with the financial statements of United Grocers) and the related statements of income and retained earnings and statement of changes in the financial position of Seller, for such year, accompanied by the audit report thereon by independent certified public accountants (which report shall he prepared in accordance with U.S. GAAP and shall not be qualified by reason of restricted or limited examination of any material portion of Seller's records, and shall contain no disclaimer of opinion or adverse opinion); (ii) as soon as available and in any event within fifty
(50) days after the end of each fiscal quarter of Seller the unaudited balance sheet and statement of income and retained earnings of Seller as of the end of such fiscal quarter (including the fiscal year to the end of such fiscal quarter), accompanied by a certificate of the chief financial officer of Seller, that such unaudited balance sheet and statement of income and retained earnings have been prepared in accordance with U.S. GAAP and present fairly the financial position and the results of operations of Seller as of the end of and for such fiscal quarter; and that since the fiscal year-end report referred to in clause
(i) above there has been no material adverse change in the financial condition or operations of Seller as shown on the balance sheet as of said date; (iii) as soon as available and in any event within three (3) days after the end of each calendar month (other than a month that is the last month of a calendar quarter) and within fifty (50) days after the end of each calendar quarter, the unaudited balance sheet and statement of income and retained earnings of Seller as of the end of such month (including the fiscal year to the end of such month) accompanied by certificate of the chief financial officer of Seller stating that such unaudited consolidating balance sheet and statement of income and retained earnings have been prepared in accordance with U.S. GAAP and present fairly the financial position and the results of operations of Seller as of the end of and for the fiscal year to the end of such month and that since the fiscal year-end report referred to in clause (i) above there has been no material adverse change in the financial condition or operations of Seller as shown on the balance sheet as of said date; (iv) within fifty (50) days after the end of each calendar quarter, a certificate signed by the chief financial officer of Seller, stating that as of the close of such fiscal year no Termination Event or other event which, with notice or lapse of time or both would have become a Termination Event had occurred and was continuing; (v) within one hundred twenty (120) days after the end of each fiscal year of Seller a report setting forth information relating to Seller's portfolio, as the case may be of loans originated or acquired in the ordinary course of its business and owned by Seller during the related fiscal year, including loan balances by types of loans, numbers of loans by types of loans, interest rates of loans by type and loss and delinquency experience; and (vi) such other statements, reports and other information as Buyer may reasonably request concerning the financial condition and the servicing and collection operations of Seller.

                  (f) Notification. Promptly after learning thereof, to notify Buyer of (i) the details of any action, proceeding, investigation or claim against or affecting Seller instituted before any court, arbitrator or Governmental Authority or, to Seller's knowledge, threatened to be instituted, which if determined adversely to Seller would be likely to have a material adverse effect on the business, operations or financial condition of Borrower, or to result in a judgment or order against Seller (in excess of insurance coverage and when combined with all other pending or threatened claims), of more than One Million Dollars ($1,000,000) or to impair or defeat the security interest of the Buyer in any of the Property or the Guaranty Collateral or any rights of Seller in the Property; (ii) any substantial dispute between Seller or any of its Subsidiaries and any Governmental Authority; (iii) any labor controversy which has resulted in or, to Seller's knowledge, threatens to result in a strike which would materially affect the business operations of Seller or any of its Subsidiaries; (iv) if Seller, or any member of the Controlled Group gives or is required to give notice to the PBGC of any "reportable event" (as defined in subsections (a) and (b) of Section 4043 of ERISA) with respect to any Plan (or the Internal Revenue Service gives notice to the PBGC of any "Reportable Event" as defined in subsection (c)(2) of Section 4043 of ERISA and Seller, attains knowledge thereof) which might constitute grounds for termination of such Plan under Title IV of ERISA, or knows that the plan administrator of any Plan has given or is required to give notice of any such reportable event, a copy of the notice of such reportable event given or required to be given to the PBGC; (v) any representation or warranty set forth in Section 4.02 or 4.03 which proves to have been incorrect in any material respect when made; (vi) Seller's material breach of its obligations under this Agreement; (vii) any Obligor Default (other than a payment default); (viii) any Loan that has become a Defaulted Loan (other than by a payment default); (x) any circumstance or event of which Seller has actual knowledge which materially impairs or might reasonably be expected to impair an Obligor's ability to repay or perform its obligations under, the related Loan; or (x) the occurrence of any Termination Event or other event which, with notice or lapse of time or both, would constitute a Termination Event.

                  (g) Additional Payments; Additional Acts. From time to time, to (i) pay or reimburse Buyer on request for all taxes imposed on this Agreement or the sale of any Loans hereunder (other than taxes based on Buyer's net income, items of tax preference, or gross receipts) and for all expenses, including reasonable legal fees, actually incurred by Buyer in connection with the preparation or modification of this Agreement, or the sale of any Loans, related Notes and Related Documents or the security interest in the related Collateral hereunder or the enforcement by judicial proceedings or otherwise of any rights of the Buyer hereunder; (ii) obtain and promptly furnish to Buyer evidence of all such Government Approvals as may be required to enable Seller to comply with its obligations under this Agreement; and (iii) execute and deliver all such other instruments and perform all such other acts as Buyer may reasonably request to carry out the transactions contemplated by this Agreement.

                  (h) Liens. Not to create, assume or suffer to exist any lien, security interest or other encumbrance except (i) Liens granted pursuant to, or permitted under, the Credit Agreement or the Security Documents related thereto;
(ii) Liens on Seller's properties securing mortgage indebtedness relating to such properties, and any extensions, refinancing or renewals thereof in an amount not exceeding the amount of such indebtedness prior to such extension, refinancing or renewal; (iii) capital lease obligations; (iv) Liens to secure indebtedness for the deferred price of property acquired after the date hereof, but only if such Liens are limited to such property and its proceeds; (v) Liens imposed by law (such as mechanic's liens) incurred in good faith in the ordinary course of business which are not delinquent or which remain payable without penalty or the validity or amount of which are being contested in good faith by appropriate proceeding upon stay of execution of the enforcement thereof; or
(vi) deposits or pledges under workmen's compensation, unemployment insurance, social security or similar laws or made to secure the performance of bids, tenders, contracts (except for the repayment of borrowed money) or leases, or to secure statutory obligations or surety or appeal bonds or to secure indemnity, performance or other similar bonds given in the ordinary course of business.

                  (i) Liquidation, Merger, Sale of Assets, Etc. To not liquidate, dissolve or enter into any merger, consolidation, joint venture, partnership or other combination nor sell, lease, dispose of such portion of its business or assets (excepting sales of goods in the ordinary course of business and excepting sales of the Loans to the Buyer) as constitutes a substantial portion thereof; provided, however, so long as no Termination Event or event which with the passage of time or the giving of notice or both would constitute a Termination Event shall have occurred and be continuing or will occur as a result of such merger or consolidation, Seller, may merge or consolidate with any Person or sell all or substantially all of its business or assets to any other Person so long as (A)(i) Seller or United Grocers' shall be the surviving or continuing corporation or (ii) if Seller shall not be the surviving or continuing corporation or shall sell all or substantially all of its assets to a Person such surviving, continuing or purchasing Person shall be incorporated under the laws of the United States or any jurisdiction thereof, shall assume in writing all obligations of the Seller under this Agreement, shall be eligible to borrow from NCB pursuant to the provisions of the Bank Act and shall have a Consolidated Net Tangible Assets not less than the Seller prior to the merger or consolidation, and (B) at the time of such consolidation, merger or sale and after giving effect thereto no Termination Event shall have occurred and be continuing.

                  (j) Transactions with Affiliates. To not directly or indirectly enter into or permit to exist any transaction (including, without limitation, the purchase, sale, lease or exchange of any property) with any of Seller's Affiliates on terms that are less favorable to Seller than those which might be obtained at the time from Persons who are not Affiliates.

                  (k) ERISA Compliance. To not and not allow any member of its Controlled Groups or any Plan of any of them to: (i) engage in any "prohibited transaction" as such term is defined in Section 4.06 or Section 2003(a) of ERISA; (ii) incur any "accumulated funding deficiencies" (as such term is defined in Section 3.02 of ERISA) whether or not waived; (iii) terminate any Pension Plan in a manner which could result in the imposition of a Lien on any property of the Seller or any member of its respective Controlled Groups pursuant to Section 4068 of ERISA; or (iv) violate state or federal securities laws applicable to any Plan.

                  (l) No Name Change, Etc. To not change its name, identity or corporate structure in any manner which could make any financing or continuation statement filed hereunder seriously misleading within the meaning of Section 9-402(7) of any applicable enactment of the Uniform Commercial Code without giving Buyer at least sixty (60) days prior written notice thereof.

                  (m) Relocation of Offices. To give Buyer at least sixty (60) days prior written notice of any relocation of its chief executive offices or the offices where records concerning the Loans and related Property are kept.

                  (n) Limitation on Transfers, Etc. To not transfer or attempt to transfer in any manner whatsoever to any Person other than Buyer pursuant to the terms of this Agreement, and except in favor of Buyer hereunder shall not create, cause to be created or permit any lien, pledge, charge, security interest, ownership interest, participation interest or any other interest of any nature whatever in respect of the Loans and related Property.

                  (o) Bank Act Eligibility. To remain "eligible" to borrow from NCB pursuant to the provisions of the Bank Act.

                  (p) No Changes. To make no change in the Credit and Collection Policy, which change would impair the collectibility of any material amount of the Loans; make no material change in the Credit and Collection Policy without prior written consent of the Buyer, or change its name, identity or corporate structure in any manner which would make any financing statement or continuation statement filed in connection with this Agreement or the transactions contemplated hereby seriously misleading within the meaning of Section 9-402 (7) of the UCC of any applicable jurisdiction or other applicable laws unless it shall have given Buyer at least 45 days' prior written notice thereof and unless prior thereto it shall have caused such financing statement or continuation statement to be amended or a new financing statement to be filed such that such financing statement or continuation statement would not be seriously misleading; to make no material change in the terms of the Notes and Related Documents relating to the Loans without the prior written notice to and consent of Buyer.

                  (q) Security Interest. To transfer to Buyer, at Buyer's request, a security interest in all or any specified portion of that Collateral securing any Loan which was not transferred to Buyer on the applicable Closing Date (transferring to Buyer the same interest as the Seller had and disclosed to Buyer on the applicable Closing Date) and to provide evidence reasonably satisfactory to Buyer that all actions as are necessary or appropriate to perfect Buyer's security interest in such Collateral have been taken.

                  (r) Maintenance of Property, Etc. To maintain and preserve all of its properties in good working order and condition, ordinary wear and tear excepted, and from time to time to make all needed repairs, renewals or replacements so that the efficiency of such properties shall he fully maintained and preserved.

                  (s) Insurance. To keep in force upon all of its properties and operations policies of insurance carried with responsible companies in such amounts and covering all such risks as shall be customary in the industry and to furnish, on request, to Buyer certificates of insurance or duplicate policies evidencing such coverage.

                  (t) Investments. To not make any loan or advance to any person or purchase or otherwise acquire the capital stock, assets or obligations of, or any interest in, any person, or contribute any assets to any person except (i) commercial bank time deposits maturing within one year, (ii) marketable general obligations of the United States or a State or marketable obligations fully guaranteed by the United States, and (iii) short-term commercial paper with the highest rating of a generally recognized rating service.

                  (u) Accounting Change. To maintain a fiscal year ending on the Friday closest to the last day in September and to not make any significant change in accounting policies or reporting practices other than changes required by U.S. GAAP or otherwise required by law.

                  SECTION 6.02 Special Covenant of Seller. At all times prior to the later of (i) the Termination Date or (ii) the date on which all obligations of the Seller under this Agreement and Guarantor under the Guaranty Agreement have been performed in full, Seller agrees not to (a) make or own (including a participation in) any loan to any Obligor or member of its Obligor Group unless such Obligor's or member's obligation, as the case may be, to repay such loan is subordinate to such Obligor's or member's obligation, as the case may be, to repay the Loan or Loans made to such Obligor and sold to Buyer under this Agreement and (b) own a corporation or other business entity that makes loans to an Obligor or member of its Obligor Group if such Obligor's or member's repayment obligation on such loan is senior to its obligation to repay the Loan or Loans made to Obligor or its member and sold to Buyer hereunder.

                               [End of Article VI]

                                   ARTICLE VII

                    SELLER OBLIGATIONS AND REPURCHASE OPTIONS
                    -----------------------------------------

                  SECTION 7.01 Purchase of Interest Rate Protection. Seller hereby agrees to provide interest rate protection for Buyer, in the form of a swap agreement, hedge, cap, guaranteed rate contract or other similar device or agreement (each, an "Interest Rate Agreement"), or any combination of the foregoing, or any other plan acceptable to Buyer (an "Interest Rate Protection Plan"), if, for any three (3) consecutive months during the term of this Agreement, the Prime Rate in effect on the LIBOR Determination Date for each such month is equal to or less than the sum of the LIBOR on such Date and 200 basis points. An Interest Rate Agreement, if any, must satisfy the following requirements: (i) have a term of 36 months (or such fewer number of months as remain in the term of this Agreement); (ii) be provided by a party or parties who is or are either rated "A" or higher by a Rating Agency or acceptable to Buyer; (iii) be accompanied by an opinion of counsel to provider to the effect that the Interest Rate Agreement is a legal, valid and binding Agreement of provider, enforceable in accordance with its terms; (iv) provide for an interest payment during each Interest Accrual Period at least equal to the related LIBOR plus 200 basis points; and (v) be delivered by the Payment Date in the month immediately following the month in which the requirement of this Section 7.01 takes effect. An Interest Rate Protection Plan must he coterminous with this Agreement.

                  SECTION 7.02 Optional Repurchase of Defaulted Loans and after Obligor Default. In addition to the other repurchase obligations contained herein, Seller will have the option to repurchase any Loan sold by Seller to Buyer if (i) such Loan is a Defaulted Loan or (ii) an Obligor Default has occurred and has then been continuing for at least thirty (30) days or (iii) Buyer has received notice of any adverse event as described in Section 6.01(f) hereof. Such Loan shall be repurchased by Seller from Buyer by the last day of the Due Period during which Seller receives notice of any such Defaulted Loan or the occurrence and continuation of an Obligor Default or notice of adverse event, as the case may be. Such repurchase shall be accomplished on the same terms as set forth in Section 2.01(e) and at the Repurchase Amount.

                  SECTION 7.03 Minimum Balances. On any Payment Date, Seller may elect to repurchase all Loans for their aggregate Principal Balance, if as of such Payment Date, the aggregate Principal Balance is less than five percent (5%) of the Maximum Purchase Amount. If Seller elects to repurchase the Loans pursuant to this Section 7.03, Seller shall provide Buyer with thirty (30) days prior written notice. The Repurchase Amount shall be paid by Seller to Buyer in immediately available funds prior to 12:00 noon, Washington, D.C. time. Any resale of a Loan and related Property pursuant to this Section 7.03 shall be without recourse or warranty of any kind except that Buyer shall he deemed to have warranted that such Loans and related Property are free and clear of all liens or claims resulting from or arising out of its acts or omissions (other than acts of Buyer resulting from Seller's failure to perform as required by this Agreement or claims of Buyer's creditors.

                  SECTION 7.04 Optional Repurchase of Special Loans. The Existing Loan Purchase Agreement provides for United Resources, Inc. to sell and NCB to purchase loans satisfying the loan eligibility requirements of the Existing Loan Purchase Agreement, including certain Loans initially expected to be sold and purchased pursuant to the Original Holdback Agreement and this Agreement. In the event that any of the Loans relating to the Rays'/C&K Markets purchased by the Buyer pursuant to this Agreement satisfy the loan eligibility requirements of the Existing Loan Purchase Agreement, Seller shall have the right to repurchase any such Loans having aggregate Principal Balance of not greater than $2,000,000 at the time and Repurchase Amount described in Section
7.02. Pursuant to the terms of the Existing Loan Purchase Agreement, Seller will have the right to sell and Buyer will have the obligation to purchase the Loans relating to the Rays'/C&K Markets on the terms specified in such Agreement.

                  SECTION 7.05 Transfer of Interests. Immediately upon the payment of the required Repurchase Amount, all right, title and interest in the Loans being repurchased shall pass to Seller and such Loans shall cease to be "Loans" for all purposes of this Agreement. Any resale of a Loan and related Property pursuant to the terms of this Article VII shall constitute the simultaneous resale by Buyer and repurchase by Seller of all Loans and related Property.

                              [End of Article VII]

                                  ARTICLE VIII

                               TERMINATION EVENTS
                               ------------------

                  SECTION 8.01 Termination Events. The occurrence of any of the following events shall constitute a "Termination Event" hereunder.

                  (a) Breach of Covenant. Seller shall fail to perform or observe any covenant, obligation or term of Articles VI or IX or of Section 2.01(e), 2.02, 3.02, 4.05 or 7.01 of this Agreement and, except in the case of a breach of Section 6.01(c) or Section 6.01(f) (iii), (iv) or (v), such failure shall remain unremedied for thirty (30) days after written notice thereof shall have been given to Seller by Buyer; or

                  (b) Guarantor Defaults. Guarantor shall fail to perform or observe any obligation, covenant or term of the Guaranty Agreement and such failure shall remain unremedied for thirty (30) days after written notice thereof shall have been given to Guarantor by Buyer; or

                  (c) Voluntary Bankruptcy, Etc. Either Seller, Guarantor or any Subsidiary or Affiliate of Seller or Guarantor shall: (1) file a petition seeking relief for itself under Title 11 of the United States Code, as now constituted or hereafter amended, or file an answer consenting to, admitting the material allegations of or otherwise not controverting, or fail timely to controvert a petition filed against it seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended; or (2) file such petition or answer with respect to relief under the provisions of any other now existing or future applicable bankruptcy, insolvency, or other similar law of the United States of America or any State thereof or of any other country or jurisdiction providing for the reorganization, winding-up or liquidation of corporations or an arrangement, composition, extension or adjustment with creditors; or

                  (d) Involuntary Bankruptcy, Etc. An order for relief shall be entered against either Seller, Guarantor or any Subsidiary or Affiliate of Seller or Guarantor under Title 11 of the United States Code, as now constituted or hereafter amended, which order is not stayed; or upon the entry of an order, judgment or decree by operation of law or by a court having jurisdiction in the premises which is not stayed adjudging it a bankrupt or insolvent under, or ordering relief against it under, or approving as properly filed a petition seeking relief against it under the provisions of any other now existing or future applicable bankruptcy, insolvency or other similar law of the United States of America or any State thereof or of any other country or jurisdiction providing for the reorganization, winding-up or liquidation of corporations or any arrangement, composition, extension or adjustment with creditors, or appointing a receiver, liquidator, assignee, sequestrator, trustee or custodian of the Seller, Guarantor or any Affiliate or Subsidiary of Seller or Guarantor, or of any substantial part of the property of Seller, Guarantor, or any Affiliate or Subsidiary, as the case may be, or ordering the reorganization, winding-up or liquidation of its affairs, or upon the expiration of one hundred twenty (120) days after the filing of any involuntary petition against it seeking any of the relief specified in Section 8.01(c) or this
Section 8.01(d) without the petition being dismissed prior to that time; or

                  (e) Insolvency, Etc. Either Seller, Guarantor or any Affiliate or Subsidiary of the Seller or Guarantor shall (i) make a general assignment for the benefit of its creditors or (ii) consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, or custodian of all or a substantial part of the property of Seller, Guarantor, or any Affiliate or Subsidiary, as the case may be, or (iii) admit its insolvency or liability to pay its debts generally as they become due, or (iv) fail generally to pay its debts as they become due, or (v) take any action (or suffer any action to be taken by its directors or shareholders) looking to the dissolution or liquidation of Seller, Guarantor, or any Affiliate or Subsidiary, as the case may be; or

                  (f) ERISA. Seller, Guarantor, any Subsidiary of Guarantor, or any member of the Controlled Group shall fail to pay when due an amount amounts aggregating in excess of One Million Dollars ($1,000,000) which it shall have become liable to pay to the PBGC or to a Plan under Section 515 of ERISA or Title IV of ERISA; or notice of intent to terminate a Plan or Plans (other than a multi-employer plan, as defined in Section 4001(3) or ERISA), having aggregate Unfunded Vested Liabilities in excess of One Million Dollars ($1,000,000) shall be filed under Title IV of ERISA by Seller, Guarantor or any Subsidiary of Guarantor, as the case may be, any member of the Controlled Group, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate any such Plan or Plans; or

                  (g) Cross-default. Seller, Guarantor or any Subsidiary of Seller or Guarantor shall fail (i) to pay when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) any Debt in excess of One Million Dollars ($1,000,000) or any interest or premium thereon and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt, or (ii) to perform any term or covenant on its part to be performed under any agreement or instrument relating to any such Debt and required to be performed and such failure shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such failure to perform is to accelerate or to legally and in accordance with the applicable documents permit the acceleration of the maturity of such Debt; or

                  (h) Material Adverse Changes; Extraordinary Situation. An event shall occur which results in a material adverse change in Seller's or Guarantor's financial condition or operations or an extraordinary situation shall occur which gives the Buyer reasonable grounds to believe that Seller or Guarantor may not, or will be unable to, perform or observe in the normal course its obligations under this Agreement; or

                  (i) Judgment. A final judgment or order for the payment of money in excess of One Million Dollars ($1,000,000) or its equivalent in another currency shall be rendered against Seller or Guarantor or any Subsidiary of Seller or Guarantor and such judgment or order shall continue unsatisfied and in effect for a period of thirty (30) consecutive days; or

                  (j) Change in Control. Except as permitted under Section 6.01(i) hereof, or clause (v) of Article IV of the Guaranty Agreement, any person, or group of persons directly or indirectly under common control, shall obtain in excess of fifty percent (50%) of the outstanding voting stock of Seller or Guarantor.

                  SECTION 8.02 Consequences of Termination Event. If any Termination Event shall occur and be continuing, then in any such case and at any time thereafter so long as any such Termination Event shall be continuing, Buyer may, at its option, immediately terminate Buyer's commitment to accept Renewal Notes and to make any Incremental Purchases hereunder.

                  In addition, upon the occurrence of any Termination Event specified in (c), (d) or (e) of Section 8.01, subject to the provisions of
Section 9.13, this Agreement shall automatically and immediately terminate.

                  Thereafter, and before exercising any other remedies provided herein or by applicable law, Buyer may, at its option, require that Seller repurchase all Loans and related Property Notes for the Repurchase Amount within two (2) Business Days of receipt of notice from Buyer of its election to cause the repurchase of all Loans. In addition, Buyer may pursue all other rights and remedies available herein and by applicable law including, without limitation, its rights to pursue collection from Seller in an amount equal to the applicable Repurchase Amount.

                  SECTION 8.03 Remedies of a Secured Party. Following the occurrence of a Termination Event, the Buyer shall have all remedies provided by law and without limiting the generality of the foregoing shall have the following remedies: (a) the remedies of a secured party under the Uniform Commercial Code; (b) the right to make notification and pursue collection or, at Buyer's option, to sell all or any part of the Loans and related Property; (c) the right to exercise all of owner's or secured party's rights under the Loans and related Property; and (d) to the extent that notice shall be required by law to be given, Seller agrees that a period of twenty (20) days from the time the notice is sent shall be a reasonable period of notification of a sale or other, disposition of the Loans and related Property.

                              [End of Article VIII]

                                   ARTICLE IX

                                  MISCELLANEOUS
                                  ------------

                  SECTION 9.01 Further Assurances. Each party hereto agrees to execute and deliver to the other party and to perform all such other acts as the other party may reasonably request to carry out the transactions contemplated by this Agreement. Without limiting the foregoing, Buyer agrees to endorse without recourse the Note related to any Loan being resold to Seller pursuant to Articles II, IV or VII, and to execute assignments and related Uniform Commercial Code financing statements to evidence the assignment of the Related Documents to Seller.

                  SECTION 9.02 Indemnities. (a) Seller will defend and hereby indemnify Buyer and its successors, assigns, servants and agents (hereinafter "Indemnitees") against and agree to protect, save and keep harmless and make whole each thereof, from any and all liabilities, obligations, losses, damages, penalties, claims, actions, suits, costs (including any net increase in the tax liability of an Indemnitee resulting from its receipt of indemnity payments made under this Section 9.02), expenses and disbursements, including reasonable attorneys' fees, of whatsoever kind and nature imposed on, incurred by or asserted against any Indemnitee in any way relating to or arising out of (i) this Agreement or any of the documents entered into in connection herewith; (ii) Buyer's interest in the Loans or related Property purchased or accepted hereunder or the enforcement of any claims thereunder; (iii) any claim made by any Obligor, or any other party, related to the Loans or related Property purchased or accepted hereunder, or the administration of the transactions evidenced by such Loans and related Property or related to any other transactions between the Obligors or their affiliates and Seller or its affiliates; or (iv) any environmental claim or liability relating to any real property securing any Loans.

                  (b) The foregoing indemnities with regard to any particular Indemnitee shall not extend to any liability, obligation, loss, damage, penalty, claim, action, suit, cost, expense or disbursement (i) that results from the willful misconduct or gross negligence of such Indemnitee or from any breach of any representation or warranty made by such Indemnitee herein; (ii) that constitutes any tax based on any Indemnitee's net income, items of tax preference or gross receipts (except with respect to indemnity payments hereunder); or (iii) that consists of the failure of any Obligor to pay its obligations under the Notes as they become due unless such failure results from a claim of such Obligor against Seller, Guarantor, or any Subsidiary or Affiliate of any of them, or Buyer otherwise indemnified against hereunder. Any indemnity payments required under this Section 9.02 shall be paid within thirty
(30) days following notice thereof from the Indemnitee to Seller (which notice shall describe in reasonable detail the matter with respect to which indemnification is required and shall set forth the computation used in determining the amount of the indemnity payment). All of the rights and privileges of each Indemnitee under this Section 9.02, and the rights, privileges and obligations of Seller hereunder, shall survive the expiration or other termination of this Agreement.

                  SECTION 9.03 No Waiver: Remedies Cumulative. No failure by the Seller or Buyer to exercise, and no delay in exercising, any right, power or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or remedy under this Agreement preclude any other or further exercise thereof or the exercise of any other right, power, or remedy. The rights and remedies provided herein are cumulative and not exclusive of any right or remedy provided by law.

                  SECTION 9.04 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

                  SECTION 9.05 Consent to Jurisdiction: Waiver of Immunities. Buyer and Seller hereby irrevocably submit to the jurisdiction of any state or federal court sitting in the District of Columbia or the State of Oregon in any action or proceeding brought to enforce or otherwise arising out of or relating to this Agreement and irrevocably waive to the fullest extent permitted by law any objection which they may now or hereafter have to the laying of venue in any such action or proceeding in any such forum, and hereby further irrevocably waive any claim that any such forum is an inconvenient forum. The parties agree that a final judgment in any such action or proceeding shall be conclusive and may he enforced in any other jurisdiction by suit on the judgment or in any other manner provided by law.

                  SECTION 9.06 Notices. All notices and other communications provided for in this Agreement shall be in writing or (unless otherwise specified) by telex, telegram or cable and shall be sent for next Business Day delivery to each party at the address set forth under its name on the signature page hereof, or at such other address as shall be designated by such party in a written notice to each other party. Except as otherwise specified, all such notices and communications if duly given or made shall be effective upon receipt.

                  SECTION 9.07 Assignment. This Agreement shall be binding upon and inure to the benefit of the parties and their respective Successors and assigns. Notwithstanding the foregoing, Seller may not assign or otherwise transfer all or any part of its rights or obligations hereunder without the prior written consent of Buyer, and any such assignment or transfer purported to be made without such consent shall be ineffective. Buyer may not sell its rights hereunder, or the Loans and related Property or participations therein without the consent of Seller, except that by executing this Agreement, Seller shall be deemed to have consented to the sale and assignment of the Loans and related Property to NCB Retail Finance Corporation or other special purpose entity established by Buyer.

                  SECTION 9.08 Capital Markets Funding. Seller hereby agrees to cooperate with Buyer in making such modifications to this Agreement and the Related Documents, in executing such other documents and certificates, in causing to be prepared and delivered such opinions, certificates, financial reports and letters, and in taking such other actions, including changing accounting firms, as are reasonably necessary to achieve capital markets funding of the Loans and the related Property or to improve the execution of such funding.

                  SECTION 9.09 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall as to such jurisdiction be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction. To the extent permitted by applicable law, the parties waive any provision of law which renders any provision hereof prohibited or unenforceable in any respect.

                  SECTION 9.10 Attorney's Fees. In the event it is necessary for any party hereto or its Successors or assigns to institute suit in connection with this Agreement or the breach thereof, the prevailing party in such suit shall be entitled to reimbursement for its reasonable costs, expenses and attorney's fees incurred including fees incurred on any appeal.

                  SECTION 9.11 Setoff. In addition to any rights now or hereafter granted under applicable law, upon the occurrence of any Termination Event, Buyer is hereby authorized by Seller at any time, without notice to Seller, to set off and to appropriate and to apply to the amounts then owed by Seller hereunder or by Guarantor under the Guaranty Agreement, as the case may be, to Buyer any and all deposits (general or special, including, but not limited to, indebtedness evidenced by certificates of deposit, whether matured or unmatured, but not including trust accounts) and any other indebtedness at any time held or owing by Buyer to Seller.

                  SECTION 9.12 Limitation on Third Party Beneficiaries. No provision, warranty, representation, or agreement herein, whether express or implied, is intended to or shall be construed as conferring upon any Person not a party hereto (including, without limitation, any Obligor) any rights or remedies whatsoever.

                  SECTION 9.13 Term of Agreement. This Agreement shall terminate upon the earlier to occur of (i) the reduction of the aggregate Principal Balance of the Loans (including Liquidated Loans as to which there remain unpaid Liquidation Losses) to zero or (ii) the date on which this Agreement is automatically terminated following the occurrence of any of the specified Termination Events pursuant to Section 8.02; provided, however, that (a) the rights accrued to the Buyer prior to such termination, (b) the obligations of the Guarantor under the Guaranty Agreement and (c) the indemnification provisions set forth in Section 9.02 shall be continuing and shall survive any termination of this Agreement.

                  SECTION 9.14 Entire Agreement; Amendment. This Agreement comprises the entire agreement of the parties and may not be amended or modified except by written agreement of the parties hereto. No provision of this Agreement may be waived except in writing and then only in the specific instance and for the specific purpose for which given.

                  SECTION 9.15 Headings. The headings of the various provisions of this Agreement are for convenience of reference only, do not constitute a part hereof, and shall not affect the meaning or construction of any provision hereof.

                  SECTION 9.16 Counterparts. This Agreement may be executed in any number of identical counterparts, any set of which signed by all parties hereto shall be deemed to constitute a complete, executed original for all purposes.

                               [End of Article IX]

                  IN WITNESS WHEREOF, the parties hereto have caused this Amended and Restated Loan Purchase Agreement (Holdback Program) to be executed by their respective officers or agents thereunto duly authorized as of the date first above written.

                                 UNITED RESOURCES, INC., as Seller

                                 By:/s/George P. Fleming
                                    ------------------------------
                                          Its:  President
                                              --------------------

                                 By:/s/Mark Tweedie
                                    ------------------------------
                                          Its:  Asst. Secretary
                                              --------------------

                                 Notice Address:
                                      6433 S.E. Lake Road
                                      Portland, Oregon  97222
                                      Attention:  President

                                 NATIONAL CONSUMER COOPERATIVE BANK, as Buyer

                                 By:
                                    ------------------------------
                                          Its:
                                              --------------------

                                 By:
                                    ------------------------------
                                          Its:
                                              --------------------

                                 Notice Address:
                                      1401 Eye Street, N.W.
                                      Suite 700
                                      Washington, D.C. 20005



ACKNOWLEDGEMENTS:

UNITED GROCERS, INC., as Guarantor

By:/s/Charles E. Carlbom
   ------------------------------
         Its:  President & CEO
             --------------------


By: /s/Mark Tweedie
   ------------------------------
         Its:  Asst. Secretary
             --------------------

                                                                       EXHIBIT B
                                                                              to
                                                            Amended and Restated
                                                                   Loan Purchase
                                                                       Agreement
                                                              (Existing Program)

                              NOTICE OF ASSIGNMENT
                              --------------------

DATE:
MAKER:
ADDRESS:

Dear                :

United Resources, Inc. ("United Resources") has entered into an amended and restated loan purchase agreement (the "Facility") with National Consumer Cooperative Bank ("NCB"). Under this amended Facility, United Resources will sell loans and related collateral and documents to NCB. In a change from the existing facility, the amended Facility provides that NCB will assume loan servicing and credit functions.

This letter is written to notify you that on              , 199  , your note(s)
described below has/have been sold to NCB;

    Note No.               Principal Balance                     Note Date
    -------                -----------------                     ---------


together with the Securities Agreement(s) and all other documents or instruments securing or supporting payment of the Note(s) ("Related Documents").

Under the amended Facility, two major items must be kept in mind:

                           1. All terms and conditions of your present Note(s) remain intact.

                           2. Upon receipt of this Notice, please make all payments of principal and interest on your Note(s) to [Insert Lockbox Address].

Sincerely,

UNITED RESOURCES, INC.



----------------------------

                                                                       EXHIBIT C
                                                                              to
                                                            Amended and Restated
                                                                   Loan Purchase
                                                                       Agreement
                                                              (Holdback Program)

                              NOTICE OF ASSIGNMENT

DATE:
MAKER:
ADDRESS:

Dear                :

United Resources, Inc. ("United Resources") has entered into an amended and restated loan purchase agreement (the "Facility") with National Consumer Cooperative Bank ("NCB"). Under this amended Facility, United Resources will sell loans and related collateral and documents to NCB. In a change from the existing facility, the amended Facility provides that NCB will assume loan servicing and credit functions.

This letter is written to notify you that on              , 199  , your note(s)
described below has/have been sold to NCB;

    Note No.               Principal Balance                     Note Date
    -------                -----------------                     ---------


together with the Securities Agreement(s) and all other documents or instruments securing or supporting payment of the Note(s) ("Related Documents").

Under the amended Facility, two major items must be kept in mind:

                           1. All terms and conditions of your present Note(s) remain intact.

                           2. Upon receipt of this Notice, please make all payments of principal and interest on your Note(s) to [Insert Lockbox Address].

Sincerely,

UNITED RESOURCES, INC.



------------------------------

                                                                       EXHIBIT E
                                                                              to
                                                            Amended and Restated
                                                                   Loan Purchase
                                                                       Agreement
                                                              (Holdback Program)

                             Form of Purchase Notice
                            For Incremental Purchase

                     [Letterhead of United Resources, Inc.]

A.  Proposed Closing Date for incremental
    Purchase:

B.  Principal Balance of Loans requested to be
    Purchased:

C.  Total Purchase Price...................................   $

         1.   Purchase Price to be paid on Closing Date
              (75% of Principal Balance)...................   $

         2.   Holdback portion of Purchase Price...........   $

D.  Remaining Maximum Purchase Amount (excluding
    the requested Incremental Purchase)....................   $

E.  Certifications:

    1. The information relating to the Loans requested to be purchased included on the Loan Schedule attached hereto is true and correct.

    2. The above information is true and correct pursuant to the terms of the Amended and Restated Loan Purchase Agreement (Holdback Program) dated as of January 30, 1998 (the "Agreement"), between United Resources, Inc., as Seller, and National Consumer Cooperative Bank, as Buyer.

    3. The representations and warranties of United Resources, Inc. in Section
       4.01 of the Agreement and of United Grocers, Inc. in Section 3.01 of the Amended and Restated Guaranty Agreement (Holdback Program) dated as of January 30, 1998, between the Guarantor and National Consumer Cooperative Bank, are true and correct on the date hereof.

    4. On the applicable Closing Date, United Resources, Inc. will certify as to the truth and correctness of the representations and warranties contained in Section 4.02 [and 4.03, if a Renewal Date] of the Agreement with respect to the Loans sold and assigned on such Closing Date and will cause to be delivered to National Consumer Cooperative Bank an opinion of counsel stating that a first priority perfected security interest has been given to Buyer (with acceptable exceptions noted therein).

                                                     United Resources, Inc.

                                                     By:
                                                        ------------------------
                                                        Authorized Officer

                                                     United Grocers, Inc.

                                                     By:
                                                        ------------------------
                                                        Authorized 0fficer

Date of Notice:

                                                                       EXHIBIT I
                                                                              to
                                                            Amended and Restated
                                                                   Loan Purchase
                                                                       Agreement
                                                              (Holdback Program)

                          FORM OF OFFICER'S CERTIFICATE

                                    OF SELLER

                              FOR EACH CLOSING DATE

                     [Letterhead of United Resources, Inc.]

                  I,           , the undersigned            of UNITED RESOURCES,
INC. (the "Seller"), an Oregon corporation, do HEREBY CERTIFY to National Consumer Cooperative Bank (the "Buyer"), in connection with the sale and transfer of Loans pursuant to that certain Amended and Restated Loan Purchase Agreement (Holdback Program) dated as of January 30, 1998 (the "Agreement"), by
and between the Seller, and the Buyer, on            (the "Closing Date"), as
follows:

                  1.                 , is the duly elected and qualified
          of the Seller and the signature below is his/her genuine signature.

                  2. All of the terms, covenants, agreements and conditions of the Agreement to be complied with and performed by the Seller at or before the Closing Date have been complied with and performed.

                  3. The representations and warranties of the Seller contained in Sections 4.01, 4.02 [and 4.03, if a Renewal Date] of the Agreement are true and correct as if made on the date hereof.

                  4. The Seller has not filed or consented to the filing of any UCC-1 Financing Statement relating to the Loans and, to the best of the Company's knowledge, no such Financing Statements have been filed, other than Financing Statements naming National Consumer Cooperative Bank as secured party.

                  5. Neither a Termination Event nor an event which, with the giving of notice or the passage of time, would constitute a Termination Event has occurred and is continuing on the date hereof.

                  Capitalized terms used herein and not otherwise defined shall have the meanings specified in the Agreement.

                  Certified this      day of           , 1997.

                             UNITED RESOURCES, INC.


                             ----------------------

                                                                       EXHIBIT J
                                                                              to
                                                            Amended and Restated
                                                                   Loan Purchase
                                                                       Agreement
                                                              (Holdback Program)

                          FORM OF OFFICER'S CERTIFICATE

                              OF GUARANTOR FOR EACH

                                  CLOSING DATE

                      [Letterhead of United Grocers, Inc.]

                  I,           , the undersigned            of United Grocers,
Inc. (the "Guarantor"), an Oregon corporation, do HEREBY CERTIFY to National Consumer Cooperative Bank (the "Buyer"), in connection with the sale and transfer of Loans pursuant to that certain Amended and Restated Loan Purchase Agreement (Holdback Program) dated as of January 30, 1998 (the "Agreement"), by and between United Resources, Inc., as Seller, and the Buyer, and the Amended and Restated Guaranty Agreement (Holdback Program) dated as of January 30, 1998 (the "Guaranty Agreement"), by and between the Guarantor and the Buyer, on
           , (the "Closing Date") as follows:

                  1.                 , is the duly elected and qualified
          of the Guarantor and the signature below is his/her genuine signature.

                  2. All of the terms, covenants, agreements and conditions of the Agreement to be complied with and performed by the Guarantor at or before the Closing Date have been completed and performed.

                  3. The representations and warranties of the Guarantor contained in Section 3.01 of the Guaranty Agreement are true and correct as if made on the date hereof.

                  4. Neither a Guarantor Default nor an event with which the giving of notice or the passage of time or both would constitute a Guarantor Default has occurred and is continuing on the date hereof.

                  5.       The Guaranty Amount on the Closing Date (following
the sale and purchase of Loans on such Date) is $            .

                  Capitalized terms used herein and not otherwise defined shall have the meanings specified in the Agreement.

                  CERTIFIED THIS      day of           , 1997.

                              UNITED GROCERS, INC.

                             ----------------------